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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
ENERGY EAST CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ENERGY EAST CORPORATION
Albany, New York

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held June 13, 2003

To the holders of common stock of
Energy East Corporation:

        You are cordially invited to attend the Annual Meeting of Stockholders of Energy East Corporation which will be held at the Citicorp/Citibank Auditorium, 12th Floor, 399 Park Avenue, New York, New York on June 13, 2003 at 9:00 A.M. (Eastern Daylight Saving Time). The meeting is being held for the following purposes:

  (1)
  To elect four directors to serve in Class II for a term expiring at the 2006 Annual Meeting and to elect one director to serve in Class I for a term expiring at the 2005 Annual Meeting;
  (2)
  To consider and approve for adoption a proposal to amend the 2000 Stock Option Plan to authorize 3,000,000 additional shares of the Company's common stock that may be available for awards;
  (3)
  To consider and act upon a stockholder proposal;

and for the transaction of any other business properly brought before the meeting or any adjournment thereof.

        Holders of record of common stock at the close of business on April 24, 2003 will be entitled to notice of and to vote at the meeting.

        In connection with the Annual Meeting, you have three ways to vote by proxy: (a) by mail, (b) by telephone and (c) over the Internet. To vote by telephone or over the Internet, you should follow the instructions on the enclosed proxy form. To vote by mail, you should complete and return the enclosed proxy card in the envelope provided, which requires no postage if mailed in the United States. You may revoke your proxy at any time before the vote is taken by voting again by telephone or over the Internet, by delivering to the Secretary of the Company a written revocation or a proxy with a later date or by oral revocation in person to any of the persons named on the enclosed proxy card at the Annual Meeting.

                      By Order of the Board of Directors,
                      Robert D. Kump
                       Vice President, Treasurer & Secretary

Dated: April 28, 2003

Please mark, sign and date the enclosed proxy and return it in the envelope enclosed for your convenience or follow the instructions on the enclosed proxy form to vote by telephone or over the Internet.

PROXY STATEMENT
Annual Meeting of Stockholders
To be held June 13, 2003

        This proxy statement is furnished in connection with the solicitation of proxies on behalf of the board of directors of Energy East Corporation (the "Company"), for use at the Company's Annual Meeting of Stockholders to be held on June 13, 2003, at the Citicorp/Citibank Auditorium, 12th Floor, 399 Park Avenue, New York, New York. This proxy statement and the form of proxy were first mailed to holders of common stock on or about April 28, 2003. The mailing address of the Company is P.O. Box 12904, Albany, New York 12212-2904.

Annual Report

        An Annual Report to Stockholders for the year ended December 31, 2002, including consolidated financial statements, has been mailed to all stockholders of record. The Annual Report is not a part of this proxy statement.

Outstanding Voting Securities

        The close of business on April 24, 2003 has been fixed as the record date for determining the stockholders entitled to vote at the meeting. As of the record date, the Company had outstanding 145,507,319 shares of common stock. Holders of common stock have cumulative voting rights for the election of directors and one vote per share for all other purposes. Cumulative voting means that the total number of votes which you may cast for the election of directors of a given class shall equal the number of directors in such class to be elected multiplied by the number of shares held, and you may cast all of such votes for a single nominee for director or you may distribute them among all or several nominees in such class, as you see fit.

        The proxy represents the number of shares registered in your name as well as the number of whole shares credited to your account under the Company's Dividend Reinvestment and Stock Purchase Plan. If you are an employee of the Company or any of its subsidiaries and participate in the Tax Deferred Savings Plans of New York State Electric & Gas Corporation ("NYSEG"), the Rochester Gas and Electric Corporation Savings Plus Plan, The Southern Connecticut Gas Company Target Plan, the Central Maine Power Company Savings and Investment Plans, the Connecticut Natural Gas Corporation Savings Plans or the Berkshire Energy Resources Savings Plans, the proxy constitutes an instruction for the trustees of such plans to vote the whole shares in your account in such plans in the manner specified on the proxy.

Corporate Governance Principles

        The board of directors has long considered good corporate governance policies and practices to be vitally important to the Company's long-term performance and ensuring that the Company's management team remains accountable for the Company's performance. In that regard, the Company continues to strive to maintain transparency in its financial disclosures and is already in compliance with most of the New York Stock Exchange proposals on corporate governance.

        The board of directors has adopted the following corporate governance guidelines, designed to ensure that it is providing effective and efficient governance of the Company:

  Director Qualifications

          The board will have more than a majority of directors who meet the criteria for independence required by the New York Stock Exchange. The Nominating and Corporate Governance Committee is responsible for recommending to the board, on an annual basis, the slate of persons to be nominated to the board at the next annual meeting of stockholders. The Nominating and Corporate Governance Committee will also make recommendations to the board regarding candidates for election as members of the board to fill vacancies on the board caused by retirement, death, inability to serve, resignation or newly created directorships. Nominees to the board will be selected by the Nominating and Corporate Governance Committee in accordance with the criteria set forth in its charter.

  Director Responsibilities

          The basic responsibility of the directors is to exercise their business judgment to act in what they reasonably believe to be in the best interests of the Company and its stockholders. In discharging that obligation, directors may reasonably rely on information provided by the Company's senior executives and its outside advisors and auditors.

          Directors are expected to attend board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities.

  Director Access to Management and as Necessary and Appropriate, Independent Advisors

          Directors will have full and free access to management of the Company. Any meetings or contacts that a director wishes to initiate may be arranged through the Chief Executive Officer or the Secretary or directly by the director. The directors will use their judgment to ensure that any such contact is not disruptive to the business operations of the Company and will, to the extent not inappropriate, copy the Chief Executive Officer on any written communications between a director and an officer or employee of the Company.

          The board has the right to retain independent counsel, accountants or other advisors to fulfill its responsibilities.

  Director Compensation

          The form and amount of director compensation will be recommended to the board by the Compensation and Management Succession Committee. The Compensation and Management Succession Committee will periodically review director compensation.

  Director Orientation and Continuing Education

          All new directors will participate in a director orientation program, within two months of the date the new directors are elected. The orientation program is intended to familiarize new directors with the Company's strategic plans, its significant financial, accounting and risk management issues, its board committees, its compliance programs, its Code of Conduct, and its principal officers. All other directors are also invited to attend the orientation program.

  Annual Performance Evaluation of Board

          The board will conduct an annual self-evaluation to determine whether it is functioning effectively. The Nominating and Corporate Governance Committee will receive comments from all directors and report annually to the board on the board's performance. The report will focus on the board's contribution to the Company, and specifically focus on areas in which the board believes that it could improve.

  Board Meeting Agendas

          The Chairman will establish the agenda for each board meeting. Each board member may suggest the inclusion of items on the agenda. Each board member may raise at any board meeting subjects that are not on the agenda for that meeting. The board will review the Company's long-term strategic plans and the principal issues that the Company will face in the future during at least one board meeting each year.

  Number of Committees

          The board currently has four committees: the Audit Committee, the Corporate Responsibility Committee, the Compensation and Management Succession Committee, and the Nominating and Corporate Governance Committee. Committee membership will meet the requirements of the New York Stock Exchange.

  Assignment of Committee Members

          The Nominating and Corporate Governance Committee is responsible for recommending to the board, on an annual basis, appointment of directors as members of committees of the board.

  Committee Meeting Agenda

          Board committee agendas will be developed by the departments of the Company that administer the area of responsibility charged to each committee. Directors are permitted to suggest topics for inclusion.

  Distribution of Board Materials

          Information and data that are important to the board's understanding of the business to be conducted at a board or committee meeting will generally be distributed in writing to the directors before the meeting, and directors should review these materials in advance of the meeting.

  Change in Principal Occupation

          Individual directors who change the principal occupation they held when they were elected to the board should volunteer to resign from the board. Directors who retire or change from the position they held when they came on the board should not necessarily leave the board. There should, however, be an opportunity for the board through the Nominating and Corporate Governance Committee to review the continued appropriateness of board membership under the circumstances.

  Service on Other Boards

          Directors may serve on other boards, provided that it does not conflict with their service on the Company's board.

  Retirement Age

          No director who shall have attained the age of 70 will stand for re-election as a director, unless otherwise provided in the By-laws.

          The board does not have term limits because it would risk losing the contribution of directors who have been able to develop, over a period of time, increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the board as a whole.

  Executive Sessions

          The non-management directors will meet periodically in executive session at which a director will be designated to serve as presiding director.

  Annual Performance Evaluation of Chief Executive Officer

          The Chief Executive Officer's performance will be evaluated annually. The board has delegated this responsibility to the Compensation and Management Succession Committee. The Chairman of the Compensation and Management Succession Committee will consult with the board on the evaluation of the Chief Executive Officer.

  Management Succession

          The Compensation and Management Succession Committee will periodically report to the board on succession planning.

          There will also be available, on a continuing basis, the Chief Executive Officer's recommendation concerning who should assume the Chief Executive Officer's role in the event the Chief Executive Officer becomes unable to perform his duties.

  Selection of Chairman and Chief Executive Officer

          The board believes that the positions of Chief Executive Officer and Chairman should be combined to provide unified leadership and direction. The board reserves the right to adopt a different policy should circumstances change.

        The board of directors held seven meetings in 2002 and, in accordance with the Company's corporate governance guidelines, the non-management directors met in executive session once. In addition, at each committee meeting, non-management directors may meet in executive session. The Audit Committee held five meetings in 2002 and the non-management committee members met in executive session four times. The Compensation and Management Succession Committee held four meetings in 2002 and the non-management committee members met in executive session two times. One full board meeting each year is dedicated to strategic planning matters.

Director Independence

        As noted above, the corporate governance guidelines provide that more than a majority of the board will meet the criteria for independence required by the New York Stock Exchange. With the exception of the Company's CEO, all of the Company's directors are independent. In considering independence, the Nominating and Corporate Governance Committee and the board consider each director's individual circumstances and certain general factors, including:

  •
  Whether the director is an executive officer or owns more than 10% of the equity interests in any business or professional entity that had a business relationship or transaction with the Company or any of its subsidiaries in its most recent year and either (i) the revenues received by the Company and its subsidiaries from such relationship during its most recent year represented 5% or more of the consolidated gross annual revenues of the Company and its subsidiaries for such year or (ii) the revenues received by the other company from the Company and its subsidiaries during its most recent year represented 5% or more of its consolidated gross annual revenues for that year.
  •
  Whether the director is a partner, member or holds a similar position in an accounting firm, law firm, consultant or other professional services firm and either (i) the director directly performed services for the Company or any of its subsidiaries in its most recent year, or (ii) the payments made by the Company and its subsidiaries to such firm exceeded 5% of the firm's revenues for its most recent year.
  •
  Whether the director is a partner, member or holds a similar position in a financial services firm or an investment banking firm that has performed services for the Company, other than as a participating underwriter in a syndicate, and the payments made by the Company and its subsidiaries to such firm exceeded 5% of the firm's revenues for its most recent year.
  •
  Whether the director is, or within the past five years has been, employed by the Company or any of its subsidiaries.
  •
  Whether the director is receiving, or within the past five years has received, fees or other payments from the Company or any of its subsidiaries, except in his or her capacity as a director.

  •
  Whether an immediate family member of the director currently serves, or within the past five years has served, as an executive officer of the Company.
  •
  Whether the director has any other relationship with the Company, either directly or indirectly, that may interfere with the exercise of his or her independence from management and the Company and the materiality of such relationship, if any.

Voting Rights

        In voting for Proposal 1 (the election of directors), you may vote in favor of all nominees or withhold your votes as to all or as to a specific nominee. The five nominees receiving the highest number of affirmative votes cast, in person or by proxy, by holders of common stock entitled to vote shall be elected to serve as directors. As a result, votes that are withheld will not be counted and will have no effect on the vote in connection with the election of directors. In voting for Proposal 2 (amendment to the 2000 Stock Option Plan), you may vote in favor of, or against, or may abstain from voting on such proposal. The vote required to approve Proposal 2 is the affirmative vote of a majority of the votes cast, in person or by proxy, by holders of common stock entitled to vote, provided a majority of the outstanding common stock has cast a vote. In voting for Proposal 3 (Stockholder Proposal), you may vote in favor of, or against, or may abstain from voting on the Stockholder Proposal. The vote required to approve the Stockholder Proposal is the affirmative vote, in person or by proxy, of a majority of the votes cast by holders of common stock entitled to vote. As a result, abstentions will be voted neither "for" nor "against" and will have no effect on the vote in connection with Proposal 2 and the Stockholder Proposal.

        Under the rules of the New York Stock Exchange, member brokerage firms that hold shares in street name for beneficial owners may, to the extent that such beneficial owners do not furnish voting instructions with respect to any or all proposals submitted for stockholder action, vote in their discretion upon proposals which are considered "discretionary" proposals under the rules of the New York Stock Exchange. Member brokerage firms that have received no instructions from their clients as to "non-discretionary" proposals do not have discretion to vote on these proposals. Under the rules of the New York Stock Exchange, the Stockholder Proposal is considered a "non-discretionary item" whereby brokerage firms may not vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. Such "broker non-votes" will not be considered as votes cast in determining the outcome of the Stockholder Proposal. Accordingly, such "broker non-votes" will have no effect on the vote in connection with the Stockholder Proposal.

        In determining whether a quorum is present, all duly executed proxies (including those marked "abstain" or "withhold") will be counted. Broker non-votes will not be counted for purposes of determining whether a quorum is present.

PROPOSAL 1: ELECTION OF DIRECTORS
(Item 1 on proxy card)

        Your board of directors currently consists of eleven directors divided into three classes. One class of directors is elected at each annual meeting of stockholders for a term expiring at the third succeeding annual meeting of stockholders.

        The nominees for election at this Annual Meeting to serve as directors in Class II for a term expiring at the 2006 Annual Meeting of Stockholders and thereafter until their successors shall be elected and shall qualify are: Joseph J. Castiglia, Lois B. DeFleur, Walter G. Rich and Wesley W. von Schack. Messrs. Castiglia, Rich, and von Schack and Dr. DeFleur were elected to Class II for a term expiring at the 2003 Annual Meeting of Stockholders. G. Jean Howard is the nominee for election at this Annual Meeting to serve in Class I for a term expiring at the 2005 Annual Meeting of Stockholders and thereafter until her successor shall be elected and shall qualify. Ms. Howard was elected a director of the Company effective June 28, 2002 to serve until the 2003 Annual Meeting of Stockholders.

        Unless otherwise specified on the proxy, shares represented by proxies in the accompanying form received on behalf of the board of directors will be voted for the election of Joseph J. Castiglia, Lois B. DeFleur, G. Jean Howard, Walter G. Rich and Wesley W. von Schack. Proxy holders reserve the right to exercise cumulative voting rights and to cast the votes at the meeting in such manner, and for such lesser number of said nominees, as they may deem best, in order, so far as possible, to secure the election of said nominees. While it is not anticipated that any of the nominees will be unable to qualify or accept office, if one or more should be unable to do so, the proxy holders reserve the right to vote for any substitute nominee or nominees designated by the board of directors.

        During 2002, there were seven meetings of the board of directors. All of the directors attended 75% or more of the total number of meetings of the board of directors and the committees of the board on which they served.

        The following sets forth information for each nominee for election at this Annual Meeting and for each director continuing in office.

CLASS II DIRECTORS NOMINATED FOR TERMS EXPIRING IN 2006

Joseph J. Castiglia

Former Vice Chairman, President and Chief Executive Officer of Pratt & Lambert United, Inc., Buffalo, NY. Business Consultant and Private Investor, JBC Enterprises, East Aurora, NY. Chairman, Catholic Health System of Western New York, Buffalo, NY; Chairman, HealthNow New York, Inc., DBA Blue Cross & Blue Shield of Western New York, Buffalo, NY and Blue Shield of Northeastern New York, Albany, NY. Trustee of Vision Group of Funds and Vision Fiduciary Funds, Inc., Buffalo, NY. Director of Community Foundation for Greater Buffalo, Buffalo, NY. Mr. Castiglia was Vice Chairman, President and Chief Executive Officer of Pratt & Lambert United, Inc. from August 1994 until his retirement in January 1996. Prior to that time, he was President and Chief Executive Officer of Pratt & Lambert, Inc. from 1989 until July 1994, at which time the company was merged with United Coatings, Inc. Mr. Castiglia, 68, has been a director of the Company (including its predecessor company) since 1995. Mr. Castiglia serves on the Company's Compensation and Management Succession Committee (Chairman) and Audit Committee.

Lois B. DeFleur

President of the State University of New York at Binghamton; Binghamton, NY. Director of: Broome County Chamber of Commerce, Binghamton, NY; Broome County Charities, Endicott, NY; and the ImagiNarium for Health, Healing and the Arts, Vestal, NY; Director's Advisory Council, M&T Bank-Southern Division, Endicott and Ithaca, NY. Dr. DeFleur, 66, has been President of the State University of New York at Binghamton since 1990, and has been a director of the Company (including its predecessor company) since 1995. Dr. DeFleur serves on the Company's Nominating and Corporate Governance Committee and Audit Committee.

Walter G. Rich

Chairman, President, Chief Executive Officer and a Director of Delaware Otsego Corporation, Cooperstown, NY, and its subsidiary, The New York, Susquehanna & Western Railway Corporation. Director of: Security Mutual Life Insurance Company of New York, Binghamton, NY; and New York Business Development Corporation, Albany, NY. He is a member of the Franklin Industrial Advisory Board of the Syracuse University School of Management, Syracuse, NY; and the New York State Public Transportation Safety Board, Albany, NY. Mr. Rich, 57, has been a director of the Company (including its predecessor company) since 1997. Mr. Rich serves on the Company's Nominating and Corporate Governance Committee and Corporate Responsibility Committee.

Wesley W. von Schack

Chairman, President & Chief Executive Officer of the Company, Albany, NY. Director of: Mellon Financial Corporation and Mellon Bank, N.A., Pittsburgh, PA; and AEGIS Insurance Services, Inc., Jersey City, NJ. Vice Chairman of Peconic Land Trust, Inc., Long Island, NY. Trustee of the American Gas Foundation, Washington, DC and Fordham University, New York, NY. Mr. von Schack was Chairman, President & Chief Executive Officer of NYSEG from September 1996 to April 1999. Mr. von Schack, 58, has been Chairman, President, Chief Executive Officer and a director of the Company (including its predecessor company) since 1996.

CLASS I DIRECTOR NOMINATED FOR TERM EXPIRING IN 2005

G. Jean Howard
Executive Director of Wilson Commencement Park, Rochester, NY. Trustee of: WXXI Public Broadcasting, Inc., Rochester, NY; Center for Governmental Research, Inc., Rochester, NY; Greater Rochester Chamber of Commerce, Rochester, NY; Pluta Cancer Center, Inc., Rochester, NY; Bennett College, Greensboro, NC; and Monroe Community College, Rochester, NY. Ms. Howard has been Executive Director of Wilson Commencement Park since 1990. Ms. Howard, 59, has been a director of the Company since June 2002, and was a director of RGS Energy Group, Inc. prior to its merger with the Company.
CLASS III DIRECTORS WHOSE TERMS EXPIRE IN 2004

Richard Aurelio

Former President of Time Warner Cable Group, NYC, and NYI News and Senior Advisor to the Chairman and CEO of Time Warner, Inc., New York, NY. Director of: the Javits Foundation, New York, NY; and City University Television, New York, NY. Mr. Aurelio was a Time Warner executive from 1979 through 1998. Prior to that time, he served as deputy mayor of New York City during the Lindsay administration, as an administrative assistant to U. S. Senator Jacob K. Javits, as news editor of Newsday and a public relations executive. Mr. Aurelio, 74, has been a director of the Company (including its predecessor company) since 1997. Mr. Aurelio serves on the Company's Nominating and Corporate Governance Committee (Chairman) and Compensation and Management Succession Committee.

James A. Carrigg

Former Chairman, President & Chief Executive Officer of NYSEG, Ithaca, NY. Director of: Security Mutual Life Insurance Company of New York, Binghamton, NY; and National Security Life and Annuity Company, Binghamton, NY. Trustee of the Dr. G. Clifford & Florence B. Decker Foundation, Binghamton, NY. Mr. Carrigg was Chairman, President & Chief Executive Officer of NYSEG from January 1991 to September 1996, and was Chairman and Chief Executive Officer of NYSEG from May 1988 to December 1990. Prior to that time, he was President and Chief Operating Officer of NYSEG. Mr. Carrigg, 69, has been a director of the Company (including its predecessor company) since 1983. Mr. Carrigg serves on the Company's Corporate Responsibility Committee (Chairman). Mr. Carrigg also represents the board of directors in its oversight of the Ginna nuclear generating station located in Ontario, NY.

David M. Jagger

President and Treasurer of Jagger Brothers, Inc., Springvale, ME. Trustee of: Industrial Development Corporation, Sanford, ME; Springvale Public Library Association, Springvale, ME; and Springvale Redevelopment Corporation, Springvale, ME. Mr. Jagger was Chairman of the Board of CMP Group, Inc. and Central Maine Power Company from January 1996 to September 2000. Mr. Jagger, 61, has been a director of the Company since 2000. Mr. Jagger serves on the Company's Audit Committee.

Ben E. Lynch

President of Winchester Optical Company, Elmira, NY. Past Chairman of Arnot-Ogden Medical Center, Elmira, NY. Past president of Horseheads Board of Education, Horseheads, NY. Former Trustee of the Pennsylvania College of Optometry, Philadelphia, PA; and of the Optometric Center of New York Foundation, New York, NY. Mr. Lynch, 65, has been President of Winchester Optical Company since 1965, and has been a director of the Company (including its predecessor company) since 1987. Mr. Lynch serves on the Company's Audit Committee (Chairman) and Compensation and Management Succession Committee.
CLASS I DIRECTORS WHOSE TERMS EXPIRE IN 2005

John M. Keeler

Counsel, Hinman, Howard & Kattell, LLP,(1) Binghamton, NY; attorneys at law. Director of: Security Mutual Life Insurance Company of New York, Binghamton, NY; the Stuart and Willma Hoyt Foundation, Binghamton, NY; the Harriet L. Dickenson Foundation, Binghamton, NY; and the Binghamton University Foundation, Binghamton, NY. Past President of Broome County Bar Association and of Broome County United Way, both of Binghamton, NY. Mr. Keeler, 69, has been a director of the Company (including its predecessor company) since 1989. Mr. Keeler serves on the Company's Nominating and Corporate Governance Committee and Corporate Responsibility Committee.

Peter J. Moynihan

Former Senior Vice President and Chief Investment Officer of UNUM Corporation, Portland, ME. Director of: Maine Yankee Atomic Power Company, Wiscasset, ME. Mr. Moynihan was Senior Vice President and Chief Investment Officer with UNUM Corporation from 1987 until his retirement in 1999. Mr. Moynihan, 59, has been a director of the Company since 2000. Mr. Moynihan serves on the Company's Corporate Responsibility Committee.

(1)
The law firm of which Mr. Keeler is of counsel provided legal services to the Company in 2002 and is expected to provide legal services to the Company in 2003.

Security Ownership of Management

        The following table indicates the number of shares of common stock and common stock equivalent units beneficially owned as of March 3, 2003 by each director and nominee, each of the executive officers named in the Summary Compensation Table included elsewhere herein, and by the 15 current directors and executive officers as a group and the percent of the outstanding securities so owned.

Name	Common Stock Beneficially Owned(1)	Common Stock Equivalent Units(2)	Total Common Stock and Common Stock Equivalent Units	Percent of Class
Richard Aurelio	2,000	9,055	11,055	(3)
James A. Carrigg	36,027	26,037	62,064	(3)
Joseph J. Castiglia	10,000	12,637	22,637	(3)
Lois B. DeFleur	2,021	12,637	14,658	(3)
Michael I. German	512,032	9,292	521,324	(3)
G. Jean Howard	2,300	1,230	3,530	(3)
David M. Jagger	3,000	4,269	7,269	(3)
Kenneth M. Jasinski	638,233	6,969	645,020	(3)
John M. Keeler	3,087	21,895	24,982	(3)
Robert D. Kump	248,750	1,804	250,554	(3)
Ben E. Lynch	2,522	21,408	23,930	(3)
Peter J. Moynihan	4,000	4,269	8,269	(3)
Walter G. Rich	2,000	9,055	11,055	(3)
Robert E. Rude	245,855	1,749	247,604	(3)
Wesley W. von Schack	1,460,359	15,305	1,475,664	(3)
15 current directors and executive officers as a group	3,172,186	157,611	3,329,797	(3)

(1)
Includes shares of common stock which may be acquired through the exercise of stock options which are exercisable currently. The persons who have such options and the number of shares which may be acquired are as follows: Mr. German, 474,250; Mr. Jasinski, 614,833; Mr. Kump, 236,666; Mr. Rude, 231,666; Mr. von Schack, 1,356,666; and all executive officers as a group, 2,914,081.
(2)
Includes common stock equivalent units granted under the Long-Term Executive Incentive Share Plan ("LTEISP") and the Director Share Plan for non-employee directors for which the director, nominee or executive officer does not have voting rights.
(3)
Less than 2.3% of the outstanding common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons holding ten percent or more of the Company's equity securities to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Such reporting persons are also required to provide the Company with copies of all Section 16(a) forms they file. Specific due dates for these reports have been established by SEC regulations. Based solely on its review of the copies of the reports received by it and certain written representations from certain reporting persons, the Company believes that during 2002 all filing requirements were satisfied by its directors and executive officers.

Stock Performance Graph

        The yearly change in the cumulative total stockholder return on the Company's common stock during the five years ending December 31, 2002, compared with the cumulative total return on the Standard & Poor's Utilities Index and Standard & Poor's 500 Index, assuming $100 was invested on December 31, 1997, and assuming reinvestment of dividends, is shown by the following:

Comparison of Five-Year Cumulative Return
Energy East Corporation, S&P Utilities, and S&P 500

	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02
Energy East Corporation	$100	$164.84	$125.42	$123.86	$125.11	$152.53
Standard & Poor's Utilities	$100	$114.84	$104.29	$163.93	$114.03	$79.83
Standard & Poor's 500	$100	$128.58	$155.63	$141.46	$124.65	$97.10

Equity Compensation Plan Table

        The following table provides information as of March 3, 2003 with respect to shares of common stock that may be issued under the 2000 Stock Option Plan and the Restricted Stock Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and SARs	Weighted-average Exercise Price of Outstanding Options and SARs	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in the first column)
Equity Compensation Plan Approved by Stockholders (2000 Stock Option Plan)	7,537,847	$20.81	1,306,630
Equity Compensation Plan Not Approved by Stockholders (Restricted Stock Plan)(1)	229,230	—	1,770,770

(1)
The Restricted Stock Plan provides participants with the opportunity to receive, in addition to current compensation, restricted stock in the Company. The plan is administered by the Compensation and Management Succession Committee of the board of directors. Grants of restricted stock are made to employees of the Company and its subsidiaries as selected by the Committee. The Chairman has the authority to make awards to any employees that are not executive officers, subject to a fixed maximum amount for the group and a fixed maximum amount for any one participant. Restricted stock may not be sold, transferred, pledged or otherwise disposed of for such period as the Committee shall determine and the Committee may impose other restrictions and conditions with respect to the vesting of the shares. Shares of restricted stock issued under the plan consist of previously-issued shares of common stock reacquired by the Company and held as treasury shares. None of the shares of restricted stock currently outstanding have satisfied the conditions with respect to vesting.

Executive Compensation

        Compensation for services to the Company and its subsidiaries for each of the last three fiscal years of the chief executive officer and the next four highest compensated executive officers who served in such capacities on December 31, 2002, is shown by the following:

Summary Compensation Table

Long-Term Compensation
Annual Compensation
Name and Principal Position				Awards Options/ SARs (#)	Payouts Long-Term Incentive Plan	All Other Compensation(1)
	Year	Salary	Bonus
Wesley W. von Schack Chairman, President and Chief Executive Officer	2002 2001 2000	$700,000 700,000 700,000	$1,232,465 1,498,039 1,489,497	400,000 400,000 200,000	$0 307,021 762,866	$3,000 49,068 50,695
Kenneth M. Jasinski Executive Vice President and Chief Financial Officer	2002 2001 2000	425,000 425,000 425,000	382,500 422,763 664,409	200,000 159,000 100,000	0 101,824 0	0 0 0
Michael I. German President and Chief Executive Officer of The Energy Network, Inc.	2002 2001 2000	320,833 425,000 425,000	132,000 181,184 310,567	70,000 80,000 100,000	0 116,846 227,251	5,708 6,800 6,800
Robert D. Kump Vice President, Treasurer and Secretary	2002 2001 2000	200,000 200,000 178,958	180,000 99,474 128,710	60,000 60,000 60,000	0 24,806 0	3,110 2,910 2,835
Robert E. Rude Vice President and Controller	2002 2001 2000	200,000 200,000 178,333	140,000 99,474 128,710	60,000 60,000 60,000	0 24,806 0	2,990 2,790 2,580

(1)
In 2002, the Company contributed for Messrs. von Schack, German, Kump, and Rude, $3,000, $3,000, $2,750, and $2,750, respectively, under the Tax Deferred Savings Plan. The Company contributed for Messrs. German, Kump and Rude, $2,708, $360 and $240, respectively, under the Employees' Stock Purchase Plan.

Option/SAR Grants in Last Fiscal Year (2002)

	Individual Grants
Name	Number of Securities Underlying Options/ SARs Granted #(1)	Percentage of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Present Value(2)
Wesley W. von Schack	400,000	14.23%	$19.6200	02/08/12	$1,560,000
Kenneth M. Jasinski	200,000	7.12%	$19.6200	02/08/12	780,000
Michael I. German	70,000	2.49%	$19.6200	02/08/12	273,000
Robert D. Kump	60,000	2.13%	$19.6200	02/08/12	234,000
Robert E. Rude	60,000	2.13%	$19.6200	02/08/12	234,000

(1)
Pursuant to the 2000 Stock Option Plan, participants were granted options to purchase a specified number of shares of common stock at specified exercise prices. These options were granted in tandem with stock appreciation rights and are for a term of ten years from the date of grant. The exercise price of an option or tandem stock appreciation right may not be less than 100% of the closing price of a share of common stock determined on the last trading date before such option and tandem stock appreciation right are granted. The exercise of an option or a tandem stock appreciation right will result in a corresponding cancellation of the related stock appreciation right or option to the extent of the number of shares of common stock as to which the option or the stock appreciation right was exercised. Replacement options are granted to participants at the time of an exercise of an option to the extent that all or any portion of the option exercise price or taxes incurred in connection with the exercise of the option are paid for by using other shares of common stock of the Company or by the withholding of the Company's common stock. The replacement option is granted for the number of shares the participant tenders to pay the exercise price or taxes incurred. Replacement options will first be exercisable no earlier than six months from the date of their grant and will have an expiration date equal to the expiration date of the original option. The options are transferable to family members and certain entities under certain circumstances. The options and tandem stock appreciation rights were granted on February 8, 2002 and are exercisable in three installments regarding the original number of options granted as follows: (a) in aggregate as to no more than 33 1/3% on their grant date, February 8, 2002; (b) in aggregate as to no more than 66 2/3% on January 1, 2003; and (c) on January 1, 2004 as to 100% of all options which have not been previously exercised.

(2)
There is no assurance the value realized will be at or near the value based on the Black-Scholes option-pricing model. The actual value, if any, will depend on the excess of the stock price over the exercise price on the date the option is exercised. In determining the "Grant Date Present Value," the following common assumptions were used: stock price volatility, 23.81%; risk-free interest rate, 5.09%; dividend yield, 4.26%; and an expected term before exercise of 7.86 years.

Aggregated Option/SAR Exercises in Last Fiscal Year (2002)
and Fiscal Year-End Option/SAR Values

			Number of Shares Underlying Unexercised Options/SARs at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End(2)
Name	Shares Acquired on Exercise (#)
		Value Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Wesley W. von Schack	100,000	$1,060,000	999,999	400,001	$1,886,497	$1,022,003
Kenneth M. Jasinski	0	0	472,665	186,335	678,539	484,901
Michael I. German	0	0	417,584	73,334	998,131	209,669
Robert D. Kump	0	0	190,000	60,000	315,575	169,600
Robert E. Rude	0	0	185,000	60,000	294,812	169,600

(1)
The "Value Realized" is equal to the difference between the option exercise price and the closing price of a share of common stock on the New York Stock Exchange on the date of exercise.

(2)
The "Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End" is equal to the difference between the option exercise price and the closing price of $22.09 a share of common stock on the New York Stock Exchange on December 31, 2002.

Pension Plan Table

        The following table sets forth the maximum retirement benefits payable to executive officers who retire at age 60 or later, in specified compensation and years of service classifications, pursuant to the Retirement Benefit Plan and the Supplemental Executive Retirement Plan ("SERP"), as they presently exist, and assuming no optional payment form is elected. The amounts listed below reflect the deduction for Social Security benefits. There are no other offset amounts.

	Years of Service
Average Annual Salary*
	10	20	30	40**
$2,200,000	$643,300	$1,105,300	$1,369,300	$1,633,300
2,000,000	583,300	1,003,300	1,243,300	1,483,300
1,800,000	523,300	901,300	1,117,300	1,333,300
1,600,000	463,300	799,300	991,300	1,183,300
1,400,000	403,300	697,300	865,300	1,033,300
1,200,000	343,300	595,300	739,300	883,300
1,000,000	283,300	493,300	613,300	733,300
800,000	223,300	391,300	487,300	583,300
600,000	163,300	289,300	361,300	433,300
400,000	103,300	187,300	235,300	283,300

*
Average of the salaries, including awards under the Annual Executive Incentive Plan ("AEIP"), but not including other amounts listed under "Bonus" in the Summary Compensation Table (which other amounts, in the case of Mr. von Schack, consists of a special one-time bonus of $197,263 in 2002 and $700,000 in both 2001 and 2000) and not including amounts listed under "Long-Term Compensation Awards Options/SARs," "Long-Term Compensation Payouts Long-Term Incentive Plan," and "All Other Compensation" in the Summary Compensation Table, for the five highest paid consecutive years during the last ten years of employment service.

**
Maximum years of employment service for Retirement Benefit Plan and SERP purposes.

        The Retirement Benefit Plan provides retirement benefits for hourly and salaried employees, including executive officers of the Company and certain subsidiaries, based on length of service and the average for the five highest paid consecutive years during the last ten years of employment service. For the purposes of the Retirement Benefit Plan, compensation includes certain amounts deferred under the Deferred Compensation Plan for Salaried Employees. The Retirement Benefit Plan is non-contributory and is funded under a trust arrangement and an insurance contract. Amounts paid into the Retirement Benefit Plan are computed on an actuarial basis. The Retirement Benefit Plan provides for normal or early retirement benefits.

        The SERP provides that key employees, including certain executive officers of the Company and certain subsidiaries, who have completed five years of service, and who terminate employment prior to becoming eligible for the SERP benefit described in the next sentence, shall receive the benefits of the Retirement Benefit Plan without regard to any limitations imposed by the federal tax law. Participants who have at least five years of service, and who retire at age 55 or later, shall receive a total retirement benefit (including benefits payable from the Retirement Benefit Plan and Social Security), based on years of service, of up to 75% of the average of their highest three consecutive years of eligible compensation within the last five years of employment. Benefits payable prior to age 60 are reduced for early retirement.

        Messrs. von Schack and German each have an agreement which provides that, for purposes of the SERP, they each will be credited with three years of service for each year actually worked. Mr. Jasinski has an agreement which provides that, for purposes of the SERP, he will be credited with three years of service for each year actually worked so long as he is employed by the Company or Energy East Management through October 15, 2003, and he will be credited with four years of service for each year actually worked so long as he is employed by the Company or Energy East Management through October 15, 2005. If, however, they retire from the Company after their sixtieth birthday, they will be credited with the maximum years of employment service for SERP purposes.

        Messrs. von Schack, Jasinski, German, Kump and Rude have 18, 5, 24, 16, and 27 credited years of service, respectively, under the SERP (after taking into account the service adjustments described in the previous paragraph).

Employment, Change in Control and Other Arrangements

        Messrs. von Schack and Jasinski each have an employment agreement having terms ending February 7, 2006. Mr. von Schack's agreement provides that he shall be Chairman, President & Chief Executive Officer of the Company and Mr. Jasinski's agreement provides that he shall be Executive Vice President and Chief Financial Officer of the Company. Each agreement provides for automatic one-year extensions unless either party to an agreement gives notice that such agreement is not to be extended. Each agreement was unanimously approved by the board of directors and provides for, among other things, a base salary of $700,000 for Mr. von Schack and $425,000 for Mr. Jasinski, subject to increase by the board of directors. The agreements also provide for eligibility for participation in the Company's other compensation and benefit plans and for certain payments in the event of the termination of employment due to disability.

        Mr. German has an employment agreement having a term ending December 31, 2004. Mr. German's agreement provides for his employment as Senior Vice President, Business Development of Energy East Management and President and Chief Executive Officer of The Energy Network. The agreement provides for automatic one-year extensions unless either party to the agreement gives notice that such agreement is not to be extended. The agreement was unanimously approved by the board of directors of Energy East Management and provides for, among other things, a base salary of $300,000, subject to increase by the board of directors of Energy East Management. The agreement also provides for eligibility for participation in Energy East Management's other compensation and benefit plans and for certain payments in the event of the termination of employment due to disability.

        Messrs. von Schack's and Jasinski's agreements provide that, if the officer's employment is terminated either by the Company without cause or by the officer for good reason, he will receive a lump-sum payment equal to three times the sum of (i) his then-annual base salary and (ii) the average of the highest three consecutive awards earned under the AEIP within the previous five years. Mr. German's agreement provides that, if he is terminated either without cause or if he terminates his employment for good reason, he will receive a lump-sum payment equal to three times the sum of (i) his then-annual base salary and (ii) the average of the three most recent awards earned under the AEIP. In the event of such termination, all three agreements provide that the officer's life, disability, accident and health insurance benefits will continue for a period of thirty-six months. In addition, the executive will receive an amount equal to all earned but unpaid awards under the AEIP and a pro rata portion of any award under the AEIP with respect to the year in which the termination occurs, provided, however, that payments made pursuant to the agreements will be reduced by any payments made under the AEIP in the event a change in control occurs during such year. Also, in the event of such termination, the officer will be given additional age credit and maximum service credit under the SERP and the present value of any SERP benefits will be paid in a lump sum to the officer, unless the officer elects to receive such SERP benefits over a period of time in the manner provided in the SERP. In the event that any payments made under the agreements or otherwise would subject the officer to federal excise tax he will be entitled to be made whole for the payment of any such taxes, interest or penalties.

        Messrs. Kump and Rude each have a severance agreement with Energy East Management in order to provide for certain payments if, generally, within two years following a change in control of the Company, the individual's employment is terminated either by the Company without cause or by the individual for good reason. The severance agreements have terms ending on December 31, 2004 with automatic one-year extensions unless either party to an agreement gives notice that the agreement is not to be extended. The benefits consist of a lump-sum severance payment equal to two times the sum of (i) the individual's then-annual base salary, and (ii) the higher of any award paid to the individual under the AEIP with respect to the year immediately preceding the year in which the termination occurs or the average of the AEIP awards paid to the individual in the three years preceding the year in which the change in control occurs. In the event of such termination, the individual's life, disability, accident and health insurance benefits will continue for a period of twenty-four months and the individual will receive an amount equal to all earned but unpaid awards under the AEIP and a pro rata portion of any award under the AEIP with respect to the year in which the termination occurs, provided, however, that there shall be no duplication of payments made pursuant to his agreement and the AEIP. Also, in the event of such termination, the individual will be given additional age and service credit under the SERP. In the event that any payments made on account of a change in control of the Company, whether under the agreement or otherwise, would subject the individual to federal excise tax or interest or penalties with respect to such federal excise tax, the individual will be entitled to be made whole for the payment of any such taxes, interest or penalties. Messrs. Kump and Rude also have entered into Employee Invention and Confidentiality Agreements with Energy East Management. The agreements provide for, among other things, payments (up to one year's salary) and certain health insurance premiums in the event that their employment is terminated whether voluntarily or involuntarily, and the noncompetition and nonsolicitation provisions of the agreement prevent them from obtaining other appropriate employment, so long as they are not entitled to receive payments under their severance agreements.

        In the event of a change in control of the Company, participants in the AEIP will be paid an amount which includes all earned but unpaid awards, a pro rata portion of any award with respect to the year in which such change in control occurs and if the AEIP continues in effect for the remainder of the performance period an additional payment at the end of the year in which such change in control occurs, to the extent that the award earned under the normal terms of the AEIP exceeds the amount paid upon such change in control. In addition, participants in the LTEISP will be paid an amount which includes (i) the payment of awards for all cycles in progress at the time of such change in control, computed and paid out in full (rather than pro rata) and based on the assumption that the Company's performance was at the 50th percentile; and (ii) if the LTEISP continues in effect for the remainder of a performance period, any amounts earned under the normal terms of the LTEISP through the end of such performance cycle, to the extent those amounts exceed the amounts paid at the time of such change in control. All change in control payments under the LTEISP are to be valued based on the change in control price of the Company's common stock. After a change in control of the Company, officers and certain key employees of the Company and certain subsidiaries who qualify, and whose employment is terminated, other than for cause, shall receive a total retirement benefit as determined under the SERP. The SERP provides that, in the case of a change in control, a participant with 5 or more years of service may receive the present value of any SERP benefits in a lump sum, if the participant has so elected upon commencement of participation.

        The Compensation and Management Succession Committee of the board of directors in its discretion may take certain actions in order to preserve, in the event of a change in control of the Company, a participant's rights under an award issued pursuant to the 1997 Stock Option Plan, the 2000 Stock Option Plan or the Restricted Stock Plan. Grantor trusts have been established to provide for the payment of certain employee and director benefits, including severance benefits that might become payable after a change in control of the Company.

Directors' Compensation

        Directors of the Company, other than officers of the Company or officers of any subsidiary of the Company, receive an annual retainer of $22,000, plus $1,300 for each directors' and committee meeting attended (other than members of the Audit Committee, who receive $1,500 for each Audit Committee meeting attended). The Chairperson of each standing committee, other than the Audit Committee, receives compensation of $3,500 per annum for serving as Chairperson of such committee. The Chairperson of the Audit Committee receives compensation of $7,500 per annum for serving as Chairperson of such committee. New directors and directors assuming new responsibilities may receive an orientation fee of $500 for attendance at formal, scheduled meetings with officers of the Company or its subsidiaries for the purpose of enhancing their knowledge of the Company and its business, operations or finances and enhancing their ability to perform new responsibilities. Directors of the Company may, at the request of the Company, attend meetings other than as set forth above, for which directors receive $1,000 to $1,300 for each such meeting attended. Under the terms of the Deferred Compensation Plan for Directors, directors can elect to defer a portion or all of their compensation. Such deferred compensation, together with interest thereon, is payable in a lump sum or over a period of years following retirement as a director. The Company does not provide pension benefits to the directors for service on the board of directors.

        Pursuant to the Director Share Plan for Directors, persons who are non-employee directors are eligible for certain benefits to be paid upon their ceasing to serve as directors of the Company. On each January 1, April 1, July 1, and October 1, all non-employee directors receive 400 phantom shares pursuant to the Director Share Plan. Phantom shares granted earn dividend equivalents in the form of additional phantom shares. Upon a director ceasing to serve as a director of the Company, cash payments representing the value of the phantom shares held by the director are to be made to the director. The value of the phantom shares is to be determined by multiplying the number of phantom shares by the average of the daily closing prices of the Company's common stock for the five trading days preceding the date the director ceases to serve as a director. Under the terms of the Deferred Compensation Plan for the Director Share Plan, a director may defer a portion or all of the cash payment to be made under the Director Share Plan over a period of years following the director's ceasing to serve as a director.

Committees

        The Company's board of directors has an Audit Committee, a Nominating and Corporate Governance Committee, a Compensation and Management Succession Committee and a Corporate Responsibility Committee.

        The Nominating and Corporate Governance Committee had three meetings in 2002. The Nominating and Corporate Governance Committee is responsible for recommending to the board the slate of persons to be nominated to the board, appointment of directors as members of committees of the board and candidates to fill vacancies on the board of directors. The Committee is also responsible for overseeing an annual evaluation of the board of directors and annually evaluating its own performance. The Committee has sole authority to retain any search firm to be used to identify director candidates. The Committee also makes recommendations to the board of directors regarding corporate governance guidelines. Stockholders wishing to recommend candidates for consideration by the Nominating and Corporate Governance Committee should submit to the Secretary of the Company the name, a statement of qualifications and the written consent of any candidate. Recommendations will be brought to the attention of the Nominating and Corporate Governance Committee.

        The Compensation and Management Succession Committee had four meetings in 2002. That Committee, among other things, recommends compensation for officers, awards under the AEIP and candidates for election as officers.

        The Corporate Responsibility Committee had three meetings in 2002. That Committee, among other things, monitors the Company's performance and makes recommendations with respect to environmental matters and matters dealing with affirmative action, consumer and community relations, equal employment practices, diversity initiatives and charitable contributions.

Report Of Audit Committee

        The Audit Committee is composed entirely of independent, outside directors and had five meetings in 2002. Each member of the Audit Committee is financially literate and meets the independence requirements of the New York Stock Exchange. In response to rules adopted or proposed by the SEC and proposed New York Stock Exchange listing standards, the board of directors has amended the charter for the Audit Committee, which is included as Appendix A to this proxy statement. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent accountant engaged to audit the Company's financial statements and reviews with them the audit plan and results of the audit. Each engagement of the independent accountant to perform audit or non-audit services is subject to pre-approval by the Audit Committee, as set forth in the Audit Committee charter. The Audit Committee meets with the independent accountants, internal auditor and management to discuss the adequacy of the Company's system of internal controls, the annual and quarterly financial reporting process, and major risk exposures and steps that management has taken to monitor and control such exposures. It also meets with the internal auditor to discuss the results of completed internal audits and oversees the Company's Corporate Compliance Program. In addition, the Audit Committee continues to monitor and review the rules adopted or proposed by the SEC relating to financial disclosures and audit committees and proposed New York Stock Exchange listing standards. The Audit Committee will consider what appropriate actions need to be taken to assist the Audit Committee in fulfilling its oversight obligations.

        The Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees). In addition, the Committee received the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) and discussed with the independent auditors the auditor's independence from the Company and its management.

        In reliance on the reviews and discussions referred to in the prior paragraph, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the SEC.

Audit Committee

Ben E. Lynch, Chairman	Lois B. DeFleur
Joseph J. Castiglia	David M. Jagger

Report Of Compensation And Management Succession Committee

        The Compensation and Management Succession Committee is composed entirely of independent directors. Under the guidance of the Committee, the Company's overall compensation policy is designed to manage the Company toward enhanced profitability and increased shareholder value. Accordingly, two principles guide the Company's compensation policy for its senior management:

  •
  aligning the financial interests of senior management with those of the shareholders, and

  •
  rewarding senior management for corporate and individual performance.

        These principles are reflected in the structure of the Company's compensation program, which consists of three basic components: base salary, short-term incentive compensation awards and long-term incentive compensation awards. The Committee continues to place an increased emphasis on the at risk elements of compensation. The Committee believes that placing compensation at risk and linking such compensation to performance better aligns senior management's financial interests with those of the shareholders, which in turn supports the Company's overall objective of enhancing long-term shareholder value.

        Based on the Committee's general policy that senior management compensation should be competitive so as to attract and retain talented executives, base salaries are generally targeted at competitive levels, subject to adjustment by the Committee depending on the individual's performance. The Committee has retained independent consultants to review executive compensation data and has also reviewed certain salary surveys to assist in its decision-making. The Committee has also considered a number of quantitative and qualitative factors, including financial and operational achievements, the individual's experience, responsibilities and effectiveness in performing those responsibilities and in leading or helping the Company respond to the rapidly changing utility industry by developing and implementing effective short- and long-term strategies.

        In evaluating each officer's performance, including Mr. von Schack's, the Committee considered them within the context of the year experienced by the Company in terms of achieving the objectives of its operating plan, as well as their leadership in planning and implementing strategic and operating initiatives designed to increase the Company's long-term value.

        In June 2002, the Company completed its merger with RGS Energy Group, Inc. This merger, together with four other strategic combinations completed in 2000, represents another important step forward in management's overall strategy of transforming the Company into a super-regional, pipes and wires energy services company. Management has maintained its strategic focus and has continued to exit under-performing or non-core businesses. It has not pursued energy trading activities, international energy markets, or speculative generation investments. As a result, a significant market presence has been established in the Northeast with approximately 3 million customers. Through the increase in scale, synergistic and growth opportunities have developed and the earnings base has been diversified.

        In 2002, several major integration efforts were undertaken with the aim of achieving the merger-enabled benefits originally anticipated with the strategic combinations. An employee-driven self-examination of the operating processes and best practices across the enterprise has resulted in a substantial re-engineering of how the Company conducts its business. The Company is expected to meet the efficiency targets and produce the synergies that regulators have factored into utility rates. In addition, technology and processes to support integration, culture and shared services among the operating utilities is in the implementation phase. Furthermore, all of the Company's utility subsidiaries continued to meet or exceed reliability and customer satisfaction targets in 2002. Despite the serious financial problems of independent electric generation companies and energy trading companies in the Northeast, the Company was able to effectively manage its purchases of natural gas and electricity.

        The CEO continues to focus on positioning the Company to effectively manage the significant risks inherent in the energy markets today, including energy price volatility, changes in regulation, and unforeseen consequences that may result from dramatic and sudden market changes in energy supply. The CEO has developed a capable and talented management team and has been in the forefront of good corporate governance policies and practices, both of which this Committee considers vitally important to the Company's long-term performance. Finally, the Committee conducted a formal written CEO appraisal process with input from the full board on the CEO's performance. The CEO's total compensation reflects the Committee's evaluation measured against the criteria established by the CEO appraisal process.

        The Annual Executive Incentive Plan provides for short-term cash performance incentive awards if certain annual goals are achieved. For 2002, annual performance incentive awards were based on earnings targets and individual performance objectives. Awards averaged 88.4% of the participant's base salary, depending upon the participant's position and the performance levels achieved. See the Bonus column in the Summary Compensation Table, which includes performance incentive awards earned for 2002. The Committee terminated the Long-Term Executive Incentive Share Plan, which provided for cash incentive awards based on the Company's long-term financial performance relative to the long-term financial performance of companies in the same industry. Therefore, no performance share grants were made in 2002 under the Long-Term Executive Incentive Share Plan. There were, however, outstanding grants under the Long-Term Executive Incentive Share Plan for the performance cycle ending December 31, 2002. See the Long-Term Compensation Payouts Long-Term Incentive Plan column in the Summary Compensation Table for cash incentive payouts under the Long-Term Executive Incentive Share Plan in 2002. Awards under the 2000 Stock Option Plan and the Restricted Stock Plan are intended to more closely align the long-term financial interests of management with those of the shareholders by providing long-term incentives to those individuals who can significantly affect the future growth and success of the Company. See the Option/SAR Grants Table for a description of the 2000 Stock Option Plan and awards made under the 2000 Stock Option Plan. No awards were made under the Restricted Stock Plan in 2002.

        Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a company for compensation in excess of one million dollars paid to a company's chief executive officer and each of the next four most highly compensated executive officers, except that qualifying performance-based compensation that meets certain specified criteria is not subject to section 162(m). The Committee's overall policy is designed to increase shareholder value, and tax deductibility is only one factor. Thus, the Committee will review tax consequences as well as other relevant considerations when making compensation decisions within the context of the overall operation of the Company's compensation program and will consider what actions should be taken, if any, to operate the compensation program in a tax-effective manner.

Compensation and Management Succession Committee

Joseph J. Castiglia, Chairman
Richard Aurelio	Ben E. Lynch

PROPOSAL 2: AMENDMENT OF 2000 STOCK OPTION PLAN
(Item 2 on Proxy Card)

        On February 12, 2003, the Compensation and Management Succession Committee approved an amendment to the Company's 2000 Stock Option Plan (the "Plan"), effective June 13, 2003, subject to the approval of the Company's common stockholders, which increases the number of shares available for awards under the Plan from 10,000,000 to 13,000,000. Approval of the Plan amendment requires the affirmative vote of a majority of the votes cast by the holders of the Company's common stock at this Annual Meeting, provided a majority of the outstanding common stock has cast a vote. The 2000 Stock Option Plan serves as the successor to the Company's 1997 Stock Option Plan. After the effective date of the 2000 Stock Option Plan, i.e., May 19, 2000, no new grants of awards could be made under the 1997 Stock Option Plan other than replacement awards, if any, related to options outstanding under the 1997 Stock Option Plan as of May 19, 2000.

        The Plan provides senior management and certain other key employees of the Company and its subsidiaries with options to purchase shares of the Company's common stock. The Plan also provides for the granting by the Company of stock appreciation rights. These options and stock appreciation rights are intended to more closely align the financial interests of management with those of the Company's stockholders by providing long-term incentives to those individuals who can significantly affect the future growth and success of the Company. In addition, the Plan enhances the Company's ability to attract and retain key individuals of superior ability.

        As of March 3, 2003, there were 7,537,847 outstanding awards under the Plan and 1,306,630 shares remained available for future grant under the Plan. For purposes of calculating the aggregate number of shares available for grant under the Plan, shares of the Company's common stock that relate to (i) a stock appreciation right which is exercised, or (ii) any award which terminates by expiration, forfeiture, cancellation or otherwise without the delivery of shares, or is settled in cash in lieu of the Company's common stock, will become available for grant under the Plan.

        The Committee believes that the use of equity incentive compensation continues to be an important element in attracting and retaining qualified management and employees and that the Company must be able to continue to grant equity incentives if the Company is going to be able to attract and retain management and employees who are critical to the long-term success of the Company.

        The Company applies Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, to account for its stock-based compensation plans. The Company recorded compensation expense for options/stock appreciation rights in 2002. Compensation expense would have been the same in 2002 had it been determined consistent with Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, because stock appreciation rights were granted along with any options granted.

        The following description of the Plan is a summary and is qualified by reference to the complete text of the Plan, which, as amended and restated to reflect the increased share award amount, is attached hereto as Appendix B.

Administration

        The Plan is currently administered by the Compensation and Management Succession Committee. The Committee has the authority to interpret the Plan, to establish and revise rules and regulations relating to the Plan, and to make any other determinations that it believes necessary or advisable for the administration of the Plan. Decisions and determinations by the Committee are final and binding upon all parties.

Awards

        Awards granted under the Plan may consist of any combination of incentive stock options within the meaning of Section 422 of the Code ("ISOs"); non-statutory stock options, which are not ISOs under Section 422 of the Code ("NSOs") (ISOs and NSOs are collectively referred to as "Options"); stock appreciation rights ("Stock Appreciation Rights"); and any other awards established by the Committee which are consistent with the purposes of the Plan (collectively, "Awards").

Eligibility and Participation

        The Committee has the authority to grant Awards to such senior management and other key employees of the Company and its subsidiaries as the Committee may from time to time select. In determining the persons to whom Awards are to be granted and the number of such Awards, the Committee takes into consideration the individual's present and potential contribution to the growth and success of the Company and such other factors as the Committee may deem proper and relevant. The Committee may request recommendations for individual awards from the Chairman. The Committee has delegated to the Chairman the authority to make Awards to any employees of the Company and its subsidiaries who are not executive officers covered by Section 16 of the Exchange Act, subject to a fixed maximum Award amount for such a group and a fixed maximum Award amount for any one participant. Any employee of the Company and its subsidiaries is eligible to be selected for Awards. As of March 3, 2003, approximately 243 employees have received Awards under the Plan. For actual Awards under the Plan during 2000 through 2002 to the named executive officers, see the "Summary Compensation Table" included elsewhere herein. Future Awards under the Plan are not determinable because such Awards are discretionary, but it is anticipated that only a small fraction of the Company's and its subsidiaries' approximately 8,185 employees will be selected to receive Awards.

Shares Available for Awards

        Currently, the aggregate number of shares of the Company's common stock with respect to which Awards may be granted is 10,000,000 shares, less the total number of shares related to i) options and stock appreciation rights (including replacement awards) which have been granted under the Company's 1997 Stock Option Plan on or before May 19, 2000 and which have not been forfeited, and ii) replacement awards granted under the 1997 Stock Option Plan after May 19, 2000. The proposed Plan amendment would increase the number of shares from 10,000,000 to 13,000,000 shares. Any shares which relate to awards under the 1997 Stock Option Plan which after May 19, 2000 terminate by expiration, forfeiture, cancellation or otherwise without the delivery of shares, or are settled in cash in lieu of the Company's common stock, are no longer available for distribution under the 1997 Stock Option Plan, but will be available for distribution under the Plan.

        The aggregate number of shares is subject to adjustment by the Committee in the event of a stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, liquidation or other similar corporate change. In the event of such a change, provision may be made by the Committee for cash payments to a participant who has an outstanding Option or other Award in an amount equal to its then-value, as determined by the Committee: provided, that if such event takes place in connection with a Change in Control, such value shall be based on the value received by holders of the outstanding common stock in connection with the Change in Control. For purposes of the calculation of the aggregate number of shares, shares of the Company's common stock that relate to (i) a Stock Appreciation Right which is exercised, or (ii) any Award which terminates by expiration, forfeiture, cancellation or otherwise without the delivery of shares, or is settled in cash in lieu of the Company's common stock, shall again be available for grant under the Plan.

        No individual may be granted, during any one calendar year of the Plan, Awards, other than replacement awards, that relate in total to more than 400,000 shares of the Company's common stock, subject to adjustment by the Committee in the event of a stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, liquidation or other similar corporate change.

        Shares of the Company's common stock delivered pursuant to the Plan may be either authorized but unissued common stock or previously issued shares of common stock reacquired by the Company,

including shares purchased by the Company in the open market and held as treasury shares, or both. The closing market price per share of the Company's common stock on April 15, 2003 was $18.80.

Options

        Options issued under the Plan entitle participants to purchase specified numbers of shares of the Company's common stock at specified exercise prices per share. The Committee has the authority to determine the number of shares of common stock to be covered by each Option, the terms of each Option, the time or times when Options will be granted, and the exercise price per share of the Company's common stock subject to the Option.

        The exercise price of an Option may not be less than 100% of the fair market value of a share of the Company's common stock determined on the date such Option is granted. The exercise price may be payable in cash or its equivalent or, to the extent permitted by the Committee, by tendering previously acquired shares of common stock or by a third party exercise procedure. In lieu of delivering shares covered by an exercised Option, the Committee, in its sole discretion, may settle the exercise of an Option by making a cash payment equal to the difference between the fair market value of the Company's common stock determined on the exercise date and the exercise price.

        Each Option shall be exercisable at such time or times, upon such events, and subject to such terms and conditions as the Committee may specify; provided, however, that no option may be exercisable after the expiration of ten years from the date such Option is granted.

        Unless otherwise provided by the Committee, to the extent that all or any portion of the Option exercise price or taxes incurred in connection with the exercise of Options granted under the Plan is paid for by using other common shares of the Company or by the withholding by the Company of shares, and subject to the provisions of the Plan, participants will be granted replacement Options as additional awards.

        The Company, with the consent of the Committee and in compliance with applicable laws and regulations, may lend money to a participant, guarantee a loan to a participant or otherwise assist a participant to obtain the cash necessary to exercise all or any portion of an Option granted under the Plan, including the payment by a participant of any or all applicable taxes due in connection with the exercise of an Option under the Plan.

Stock Appreciation Rights

        The Committee may, in its sole discretion, grant Stock Appreciation Rights which are in tandem with Options or which are freestanding and unrelated to Options. Stock Appreciation Rights granted in tandem with Options will entitle a participant to receive from the Company, upon the exercise of the right, an amount equal to the excess of the fair market value of a share of the Company's common stock, determined on the date of the exercise of the right, over the exercise price of the related Option. The exercise of a Stock Appreciation Right issued in tandem with an Option will result in a corresponding cancellation of the related Option. In such case, the number of shares subject to the exercised Stock Appreciation Right and related cancelled Option shall again be available for purposes of calculating the number of shares in the aggregate available for grant under the Plan. The exercise of an Option in tandem with a Stock Appreciation Right will result in a cancellation of the related Stock Appreciation Right. In such case, the number of shares subject to such exercised Option and related cancelled Stock Appreciation Right will not become available for purposes of calculating the number of shares in the aggregate available for grant under the Plan.

        A freestanding Stock Appreciation Right will entitle a participant, upon exercise of the right, to receive an amount equal to the excess of the fair market value of a share of the Company's common stock, determined on the date of the exercise of the right, over the fair market value of a share of the Company's common stock determined on the date of the grant of the Stock Appreciation Right.

        Stock Appreciation Rights will not be exercisable after the expiration of ten years from the date of grant. Upon their exercise, Stock Appreciation Rights will be settled in cash.

Nonenforceability and Other Terms and Conditions

        No Awards granted to an individual under the Plan will be assignable or transferable by the individual other than by will or the laws of descent and distribution, except that the Committee may provide for the transferability of Awards to certain parties. The Committee will provide in the agreements embodying the Awards the terms and conditions applicable to the Awards in the event of the participant's termination of employment due to retirement, death, disability or for any other reason and the effect, if any, of a Change in Control (as determined by the Committee) of the Company. The Plan does not allow for the repricing of Options by any methods, including by cancellation and reissuance.

Change In Control

        In order to preserve a participant's rights under an Award in the event of a Change in Control (as determined by the Committee) of the Company, the Committee, in its sole discretion, may, at the time an Award is made or at any time thereafter take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise of an Award, (ii) provide for the purchase of the Award upon the participant's request for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable, (iii) adjust the terms of the Award in a manner determined by the Committee to reflect the Change in Control, or (iv) make such other provisions as the Committee may consider equitable and in the best interests of the Company.

Amendment and Termination of Plan

        The Committee may, in its sole discretion, terminate the Plan and, from time to time modify or amend the Plan for any reason; provided, however (i) the Plan shall not be amended or modified without stockholder approval if and to the extent stockholder approval is required under the applicable regulations under Sections 162(m) or 422 of the Code; (ii) the Plan shall not be amended or modified without stockholder approval so as to increase the number of shares which may be issued under the Plan; and (iii) the termination, modification or amendment of the Plan, shall not, without consent of a participant, adversely affect any rights under any Award previously granted to such participant. No awards will be granted pursuant to the Plan after May 18, 2010.

Income Tax Consequences

        The following is a summary of the principal federal income tax consequences under present law generally applicable to the grant and exercise of Options and Stock Appreciation Rights under the Plan. This summary is not intended to be complete and, among other things, does not describe state or local consequences.

        Stock Options.    The grant of an ISO or an NSO will not result in income for the grantee or in a deduction for the Company.

        The exercise of an NSO, whether payment is in cash or common stock, will result in ordinary income to the grantee and a deduction for the Company measured by the difference between the Option exercise price and the fair market value of the shares of common stock received (or which would have been received had the Company not elected to settle the NSO in cash) at the time of exercise. Income tax withholding will be required.

        If the exercise of an NSO is paid in whole or in part in shares of common stock, no income, gain or loss is recognized on the exchange of the shares for new shares of common stock equal in value on the date of exercise to the shares delivered in payment of the exercise price, and, to the extent the new shares are equal in number to the shares surrendered, such new shares will take the basis and holding period of the shares delivered in payment. If the number of shares received exceeds the number of shares surrendered, the excess shares will take a basis equal to (i) the amount of cash, if any, paid upon exercise, plus (ii) the amount treated as compensation income received on the date of exercise, resulting in such shares having a basis equal to their fair market value and a holding period that begins on the date of the exercise of the NSO.

        The exercise of an ISO will not result in income to the grantee, nor will the Company be allowed a deduction. If (i) the grantee does not dispose of the shares of common stock within two years after the date of grant and holds such shares for more than one year after the receipt of the shares upon exercise and (ii) the grantee is an employee of the Company during the period beginning on the date of grant and ending three months before the exercise date, the basis of the shares of common stock upon later disposition will be the Option exercise price, and any gain will be taxed to the employee as a long-term capital gain. At the same time, the Company will not be entitled to a deduction. The excess of the fair market value of the shares of common stock received, determined on the exercise date, over the Option exercise price (the "Excess Amount") is an item of tax preference for alternative minimum tax purposes.

        If the grantee disposes of the shares of common stock prior to the expiration of either of the two holding periods described in clause (i) in the preceding paragraph, the grantee will recognize ordinary income, and the Company will be entitled to a deduction equal to the lesser of the Excess Amount or the amount realized on the disposition minus the Option exercise price. Income tax withholding will not be required. Any gain in excess of the ordinary income portion will be taxable as a long-term or short-term capital gain, as the case may be.

        In general, if the exercise price of an ISO is paid in whole or in part in shares of common stock, rules analogous to those set forth for NSOs are applicable, with appropriate adjustment being made to the basis of the shares in order to reflect the Excess Amount upon which ordinary income tax has not been paid. If, however, the grantee uses common stock acquired pursuant to the exercise of an ISO and the required ISO holding periods with respect to that common stock have not been satisfied, then the usual non-recognition provisions will not apply.

        Stock Appreciation Rights.    The grant of a Stock Appreciation Right will not result in income to the grantee or a deduction for the Company. Upon exercise of a Stock Appreciation Right, the grantee will recognize ordinary income, and the Company will be entitled to a deduction, measured by the cash received. Income tax withholding will be required.

        Other.    Any payment, or acceleration of payment, of Awards under the Plan because of a Change in Control of the Company may cause part or all of the amount paid to be treated as an "excess parachute payment" under the Code which will not be deductible by the Company and which will subject the employee to a 20% federal excise tax.

        Stockholders are being asked to approve the increase in the number of shares available for issuance under the Plan. The affirmative vote of a majority of the votes cast by the holders of the Company's common stock at this Annual Meeting, provided a majority of the outstanding common stock has cast a vote, is required to approve the amendment to the Plan.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR
THE AMENDMENT OF THE 2000 STOCK OPTION PLAN.

PROPOSAL 3: STOCKHOLDER PROPOSAL
(Item 3 on Proxy Card)

        Mr. Emil Rossi, P.O. Box 249, Boonville, CA 95415, who is the beneficial owner of 1,732 shares of Common Stock, has advised the Company that he intends to have Mr. John Chevedden present the following proposal at the 2003 Annual Meeting of Stockholders:

3—Shareholder Vote on Poison Pills
This topic won an average 60%-yes vote at 50 companies in 2002

        This is to recommend that the Board of Directors redeem any poison pill previously issued (if applicable) and not adopt or extend any poison pill unless such adoption or extension has been submitted to a shareholder vote.

Harvard Report

        A 2001 Harvard Business School study found that good corporate governance (which took into account whether a company has a poison pill) was positively and significantly related to company value. This study, conducted with the University of Pennsylvania's Wharton School, reviewed the relationship between the corporate governance index for 1,500 companies and company performance from 1990 to 1999.

        Some believe that a company with good governance will perform better over time, leading to a higher stock price. Others see good governance as a means of reducing risk, as they believe it decreases the likelihood of bad things happening to a company.

        Since the 1980s Fidelity, a mutual fund giant with $800 billion invested, has withheld votes for directors at companies that have approved poison pills, Wall Street Journal, June 12, 2002.

Council of Institutional Investors Recommendation

        The Council of Institutional Investors www.cii.org, an organization of 120 pension funds which invests $1.5 trillion, called for shareholder approval of poison pills. In recent years, various companies have been willing to redeem existing poison pills or seek shareholder approval for their poison pill. This includes Columbia/HCA, McDermott International and Bausch & Lomb. I believe that our company should follow suit and allow shareholder participation.

Shareholder Vote on Poison Pill
Yes on 3

Board of Directors' Position

Your Board of Directors recommends a vote against adoption of the Stockholder Proposal for the following reasons:

We do not have a "poison pill" and we do not intend to adopt one.

        Any decision to adopt a "poison pill" (that is, a shareholder rights plan) should be made, however, only after careful consideration of all the circumstances then prevailing. It would be unwise to limit the board's flexibility or to hinder its ability to act in your best interests now if circumstances in the future warrant consideration of a shareholder rights plan. Circumstances could arise in the future where the adoption of such a plan would be an important tool for protecting the interests of the Company's shareholders in compliance with your board's fiduciary duties. Shareholder rights plans are designed to strengthen the ability of a board of directors, in the exercise of its fiduciary duties, to maximize shareholder value and protect shareholders from abusive and unfair takeover tactics. A shareholder rights plan is not intended to and will not eliminate takeover offers or the obligation of directors to exercise their fiduciary duties in considering such offers. In the hands of an independent board, such as yours, a shareholder rights plan could help the board maximize shareholder value by providing the flexibility and time to evaluate alternatives in the event of an unsolicited takeover bid.

        This proposal also ignores the fact that, as a registered holding company under the Public Utility Holding Company Act of 1935, the Company would need to obtain SEC approval prior to implementing any adopted shareholder rights plan. Among other things, this would be very time-consuming. In addition, any attempt to take over the Company would require the approvals of several state and federal regulatory commissions. Because of the burdensome regulatory approval requirements associated with a takeover of the Company and the very lengthy time such regulatory process would take, the board of directors does not believe there is a need to adopt a shareholder rights plan.

        Given that we do not have, and do not intend to adopt, a shareholder rights plan, and given the nature of the Company's regulated businesses, we believe this proposal is inappropriate, unwarranted and offers no benefit to the Company or its shareholders.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THIS STOCKHOLDER PROPOSAL.

Independent Accountants

        The Company has appointed PricewaterhouseCoopers LLP, a firm of independent certified public accountants, as auditors for the year 2003. Representatives of PricewaterhouseCoopers are expected to be present at the meeting and will have an opportunity to make a statement if they desire to do so. They will also be available to answer questions that you may have. During 2002, PricewaterhouseCoopers performed certain audit-related and other services for the Company. The Audit Committee has considered whether the performance of such other services is compatible with maintaining PricewaterhouseCoopers' independence. The following fees were paid to PricewaterhouseCoopers during 2002 and 2001:

Audit Fees

        Aggregate fees billed for each of the last two fiscal years for professional services rendered for the audit of the Company's consolidated annual financial statements and the reviews of the financial statements included in the Company's Forms 10-Q for the year 2002 were $1,261,445 and for the year 2001 were $1,092,550.

Audit-Related Fees

        Aggregate fees billed for each of the last two fiscal years for assurance and related services related to the performance of the audit of the Company's consolidated annual financial statements and the reviews of the financial statements included in the Company's Forms 10-Q for the year 2002 were $262,457 and for the year 2001 were $193,850, consisting of the following:

	2002 Fees	2001 Fees
Benefit Plan Audits	$159,900	$128,000
Assessment of Information Technology Controls	102,557	46,100
RGS Energy Transaction	—	19,750

Tax Fees

        Aggregate fees billed for each of the last two fiscal years for professional tax services rendered for the year 2002 were $298,992 and for the year 2001 were $508,389, consisting of the following:

	2002 Fees	2001 Fees
Tax Compliance and Refunds	$119,940	$277,024
Acquisition Related Tax Services	59,634	154,002
Tax Planning and Advice	119,418	77,363

All Other Fees

        The Company did not engage PricewaterhouseCoopers to provide any other services during 2002. During 2001, the Company purchased an accounting publication from PricewaterhouseCoopers at a cost of $3,200.

        The Audit Committee has not adopted pre-approval policies or procedures. In addition, none of the services described above were approved under the "de minimis" service exception.

Deadline For Stockholder Proposals

        For a stockholder proposal to be considered for inclusion in our proxy statement and form of proxy for the 2004 Annual Meeting, it must be received by the Company's Secretary at P.O. Box 12904, Albany, New York, 12212-2904 by December 30, 2003. Under our by-laws, if you wish to nominate candidates for election to the board of directors or if you wish to bring any matter before the 2004 Annual Meeting (other than those matters included in our proxy material), you must notify the Company's Secretary in writing no later than March 15, 2004 and no earlier than February 14, 2004. The notice must also contain: (a) in the case of a nomination for election to the board of directors, certain information concerning the proposed nominee, or, in the case of business to be brought before the meeting, a brief description of such business and the reasons for conducting the business at the meeting, (b) the shareholder's name and record address, (c) the class and number of shares of the Company's common stock that are owned by the stockholder, (d) a description of any arrangement between the stockholder, the proposed nominee and any other person or any arrangement between the stockholder and any other person in connection with the proposal of such business by the stockholder, and a description of any material interest of such stockholder in the business to be brought before the meeting, and (e) a representation that the stockholder intends to appear in person or by proxy to nominate such person or present such business before the meeting.

        SEC regulations permit the Company to exercise discretionary voting authority to vote on a matter brought before the annual meeting which is not included in the Company's proxy statement if the Company does not have notice of the matter between 90 days and 120 days prior to the anniversary date of the prior year's annual meeting. In addition, the Company may exercise discretionary voting authority if it receives timely notice of a matter (as described in the preceding sentence) and if it describes the nature of such matter in its proxy statement. Accordingly, any such notice must be received by the Company's Secretary in writing no later than March 15, 2004 and no earlier than February 14, 2004.

Other Matters

        We do not know of any other matters of business to be presented for action at the meeting. However, the enclosed form of proxy will confer discretionary authority for the transacting of any such other and further business if properly brought before the meeting or any adjournment thereof. If any such business is so brought before the meeting, the persons named in the enclosed form of proxy, or their substitutes, will vote according to their discretion.

        The proxy is revocable by you at any time before the exercise thereof, and the giving of such proxy will not affect your right to vote in person, should you later find it convenient to attend the meeting.

        State law requires the Company to inform stockholders of the initiation or renewal of insurance indemnifying itself and its officers and directors. This insurance, which is carried with Associated Electric & Gas Insurance Services Limited (AEGIS), Energy Insurance Mutual Limited (EIM) and CNA Insurance Company, has been renewed for one year beginning October 28, 2002, at a premium of $1,914,486. An additional layer of coverage was initiated on October 28, 2002 with Corporate Officers and Directors Assurance, Allied World Assurance Company and Starr Excess International at a premium of $974,750. In addition, the Pension Trust Liability Insurance, which is carried with Chubb Insurance Company, AEGIS and EIM, covering the Company, its subsidiaries, and its directors and those officers considered fiduciaries under the Employee Retirement Income Security Act of 1974, has been renewed for one year beginning September 1, 2002 at a premium of $260,000.

Cost of Solicitation

        The accompanying proxy is solicited on behalf of the board of directors. The costs of this solicitation, including reimbursement of charges of brokerage houses and others for their expenses in forwarding proxy materials to beneficial owners of stock, will be paid by the Company. In addition, directors, officers, and employees of the Company or of its subsidiaries may solicit proxies by telephone, telegram or in person, without additional compensation. The Company has retained Innisfree M&A to aid in the solicitation of proxies at an anticipated fee of approximately $12,000, plus reimbursement of out-of-pocket expenses incurred by that firm on behalf of the Company.

                      By Order of the Board of Directors,

                      Robert D. Kump
                       Vice President, Treasurer & Secretary

Dated: April 28, 2003

APPENDIX A

ENERGY EAST CORPORATION
AUDIT COMMITTEE CHARTER

Purpose

        The primary purpose of the audit committee is to assist the Board of Directors in its oversight of (i) the integrity of the Corporation's financial statements, (ii) the Corporation's compliance with legal and regulatory requirements, (iii) the independent public accountant's qualifications and independence, and (iv) the performance of the Corporation's internal audit function and independent public accountants. The audit committee also has responsibility for maintaining a direct line of communication between the audit committee and the Corporation's independent public accountant, financial officers, and the general auditor. The audit committee also assists the Board of Directors in overseeing the Corporation's Compliance Program.

Composition

        The audit committee is comprised of at least three members of the Board of Directors. The members of the audit committee and the chair of the committee are appointed by the Board of Directors. Each member appointed to the audit committee must be financially literate and meet the independence requirements of the New York Stock Exchange. At least one member must have accounting or financial management expertise. The Board of Directors will determine whether any audit committee member qualifies as an "audit committee financial expert" in accordance with rules adopted by the Securities and Exchange Commission. Members of the audit committee shall not simultaneously serve on the audit committees of more than two other public companies.

Meetings

        The audit committee meets at least four times annually. Additional meetings may be called by the chair of the audit committee in the chair's sole discretion, or at the request of the Board of Directors, the chief financial officer, the chief accounting officer, the general auditor or the Corporation's independent public accountant. Attendance at committee meetings by officers and employees of the Corporation, the independent public accountant and others is at the discretion of the audit committee chair.

Responsibilities

        In carrying out its responsibilities, the audit committee:

  1.
  Is directly responsible for the appointment, compensation, retention and oversight of the independent public accountant engaged to audit the Corporation's financial statements. Advises such public accountant that they report directly to the audit committee. All audit and permitted non-audit services to be performed by the independent public accountant shall be approved by the audit committee before the independent public accountant is engaged by the Corporation, subject to the de minimis exception for non-audit services described in rules adopted by the SEC. The audit committee may delegate to one or more of its members the authority to grant pre-approvals. The audit committee shall, at each of its scheduled meetings, be informed of each service performed by the independent public accountant that the full audit committee has not specifically pre-approved.

  2.
  Reviews the experience and qualifications of the senior members of the independent public accountant who are engaged on the Corporation's account and the quality control procedures of the independent public accountant. Is responsible for ensuring that the independent public accountant submits on a periodic basis a formal written statement delineating all relationships between the accountant and the Corporation and engages in a dialogue with the accountant with respect to any disclosed relationships or services that may impact the objectivity and independence of the accountant and takes action to satisfy itself of the accountant's independence. At least annually, obtains and reviews a report from the independent public accountant describing: the firm's internal quality control procedures, any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues. Meets with the independent public accountant to discuss the scope of the upcoming audit and again to discuss the results of the audit.
  3.
  Meets at least annually with the independent public accountant, management and the general auditor to discuss the adequacy of the Corporation's system of internal controls (including any special audit steps adopted in light of material control deficiencies), the annual and quarterly financial reporting process and the Corporation's major financial and non-financial risk exposures and the steps that management has taken to monitor and control such exposures. Reviews the Corporation's annual financial statements, including the Corporation's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the related opinion of the independent public accountant with management and the independent public accountant prior to the release to shareholders and the filing with the Securities and Exchange Commission of the Corporation's annual financial statements and the related opinion of the independent public accountant.
  4.
  Discusses with management and the independent public accountant any changes in accounting principles or financial disclosure practices, including the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Corporation's financial statements. Candidly discusses with management and the independent public accountant their qualitative judgments about the appropriateness, not just the acceptability, of the accounting principles and financial disclosure practices used or proposed to be adopted. Is advised when management seeks a second opinion on an accounting matter from another independent public accounting firm. Discusses with the independent public accountant any audit problems or difficulties encountered in the course of its audit work and management's response. Resolves disagreements between management and the independent public accountant regarding financial reporting.
  5.
  Discusses with management and the independent public accountant, the Corporation's quarterly financial statements prior to filing the Form 10-Q, including the Corporation's disclosures under "Management's Discussion and Analysis of Financial Condition and Results

    of Operations," the results of the independent public accountant's review of the quarterly financial statements and the adoption of any new accounting principles or changes to existing principles.

  6.
  Reviews any disclosures made to the audit committee by the Corporation's chief executive officer and chief financial officer in connection with their certification process for the Corporation's reports on Forms 10-K and 10-Q regarding significant deficiencies in the design or operation of internal controls and any material weaknesses in internal controls, and any fraud that involves management or other employees who have a significant role in the Corporation's internal controls.
  7.
  Discusses in general terms, earnings press releases, including the use of "pro forma," or "adjusted" non-GAAP, information, as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee does not have to discuss in advance each earnings release or each instance in which the Corporation provides financial information or earnings guidance to analysts or rating agencies.
  8.
  Discusses with the general auditor at each audit committee meeting the results of completed audits. Annually reviews the internal audit department's objectives, planned work and staffing plans, as well as its coordination of activities with the independent public accountant.
  9.
  Reviews any changes to the internal audit department charter and the appointment or replacement of the general auditor.
  10.
  Oversees the operation of the Corporation's Compliance Program by meeting, no less than twice each year, with the Corporation's executive vice president and chief financial officer and the Corporation's compliance officer to: (i) on an annual basis, review the Corporation's Compliance Program to prevent and detect violations of laws and regulations by Corporation employees and agents; (ii) on an as-needed basis, review reports of significant compliance and ethics related activities within the Corporation; and (iii) on an annual basis, review certifications by the Corporation's executive vice president and chief financial officer and the Corporation's compliance officer that the Corporation's Compliance Program is effective and complies with the applicable legal and regulatory requirements.
  11.
  Advises the independent public accountant that it expects to be informed as soon as practicable concerning any possible illegal acts that have been detected, unless the illegal act is clearly inconsequential. Ensures that management takes timely and appropriate remedial actions with respect to the reported illegal acts.
  12.
  Provides the report required by the Securities and Exchange Commission to be included in the Corporation's annual meeting proxy statement.
  13.
  Meets separately in executive session with the independent public accountant, management, the general auditor and any other person that the audit committee desires to meet with in executive session.
  14.
  Reports to the Board of Directors on the audit committee's activities on a regular basis.
  15.
  Annually evaluates its performance. Reviews and assesses the adequacy of this charter on an annual basis and recommends any proposed changes to the Board of Directors for approval.

  16.
  Approves the Corporation's hiring of employees of the independent public accountant who were engaged on the Corporation's account.
  17.
  Establishes procedures for: (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

Resources and Authority

        The audit committee has access to all corporate documents and records. It may, in its sole discretion:

  1.
  Enlist the aid of the Corporation's staff to perform work necessary to fulfill its responsibilities.
  2.
  Retain independent counsel, accountants or other advisors to fulfill its responsibilities.
  3.
  Institute investigations of improprieties or suspected improprieties.
  4.
  Take any additional action it deems necessary to fulfill its responsibilities.

        Although the members of the audit committee may or may not be accountants or auditors by profession or experts in the fields of accounting or auditing, in any event, they do not serve the Corporation in such capacities. While the audit committee has the responsibilities set forth in this charter, it is not the duty of the audit committee to plan or conduct audits or to determine that the Corporation's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. This is the responsibility of management and the independent public accountant. In carrying out its responsibilities, the audit committee may reasonably rely on the expertise of management, the independent public accountant or other advisors.

APPENDIX B

ENERGY EAST CORPORATION
2000 STOCK OPTION PLAN

I. Plan Objective

        The objective of the 2000 Stock Option Plan (the "Plan") is to provide executives and certain other key employees of Energy East Corporation (hereinafter referred to as the "Company") and its Affiliates with options to purchase shares of the Company's Common Stock. The Plan also provides for the granting by the Company of stock appreciation rights to these employees. These options and stock appreciation rights are intended to more closely align the financial interests of management with those of the Company's stockholders by providing long-term incentives to those individuals who can significantly affect the future growth and success of the Company. In addition, the Plan will enhance the Company's ability to attract and retain executives and other key individuals of superior ability.

II. Definitions

        "Affiliate" shall mean any company which qualifies as a "subsidiary corporation" or "parent corporation" of the Company under Section 424 of the Code, or any successor provision, or any other entity in which the Company owns, directly or indirectly, fifty percent (50%) or more of the equity.

        "Award" shall mean an Option granted to a Participant pursuant to Article VI hereof, a Stock Appreciation Right granted to a Participant pursuant to Article VII hereof or any other award established by the Committee which is consistent with the purposes of the Plan.

        "Award Agreement" shall mean a written agreement (including any amendment or supplement thereto) between the Company and a Participant which specifies the terms and conditions of an Award granted to such Participant.

        "Board" shall mean the Board of Directors of Energy East Corporation.

        "Cashless Exercise" shall mean the exercise of an Option by a Participant through the use of a brokerage firm to make payment to the Company of the exercise price either from the proceeds of a loan to the Participant from the brokerage firm or from the proceeds of the sale of the Company's Common Stock issued pursuant to the exercise of the Option, and whereby, upon receipt of such payment, the Company delivers the exercised shares to the brokerage firm.

        "Chairman" shall mean the Chairman of Energy East Corporation.

        "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

        "Fair Market Value" shall mean, with respect to any given date, the closing price of the Company's Common Stock on the New York Stock Exchange on the last trading day prior to that date, as reported by such responsible reporting service as the Committee may select.

        "Incentive Stock Option" shall mean a stock option granted under Article VI hereof which is intended to qualify as an incentive stock option under Section 422 of the Code.

        "Key Employee" shall mean an officer or other employee whose efforts and initiative have significantly contributed or are expected to significantly contribute to the future growth and success of the Company or its Affiliates.

        "Non-Statutory Stock Option" shall mean a stock option granted under Article VI hereof which is not intended to qualify as an incentive stock option under Section 422 of the Code.

        "Option" shall mean an Incentive Stock Option or a Non-Statutory Stock Option.

        "Participant" shall mean an individual who is selected pursuant to Article IV hereof to receive an Award under the Plan.

        "Rule 16b-3" shall mean Rule 16b-3 under Section 16(b) of the Exchange Act, or any successor provision, as amended from time to time.

        "Section 162(m)" shall mean Section 162(m) of the Code, or any successor provision, as amended from time to time, and any regulations thereunder.

        "Section 422" shall mean Section 422 of the Code, or any successor provision, as amended from time to time, and any regulations thereunder.

        "Stock Appreciation Right" shall mean (i) in the case of a Stock Appreciation Right issued in tandem with an Option pursuant to Article VII hereof, the right to receive an amount equal to the excess of the Fair Market Value of a share of the Company's Common Stock (determined on the date of the exercise of the Stock Appreciation Right) over the exercise price of the related Option or (ii) in the case of a freestanding Stock Appreciation Right issued pursuant to Article VII hereof, the right to receive an amount equal to the excess of the Fair Market Value of a share of the Company's Common Stock (determined on the date of the exercise of the Stock Appreciation Right) over the Fair Market Value of a share of the Company's Common Stock determined on the date of the grant of the Stock Appreciation Right.

III. Administration

        The Plan shall be administered by the Compensation and Management Succession Committee of the Board or such successor committee as may be appointed by the Board to administer the Plan (the "Committee"). The Committee shall be composed of at least two non-employee members of the Board who shall be qualified to administer the Plan as contemplated by both Rule 16b-3 and Section 162(m). The Committee shall have the authority to exercise all of the powers and authorities specifically granted to it under the Plan or necessary or desirable in the administration of the Plan, including, without limitation, the authority to select the employees to be granted Awards, the authority to determine the size and terms of the Awards to be granted to each employee and the authority to prescribe the form of Award Agreement embodying the Awards granted under the Plan. The Committee shall have the authority to interpret the Plan, to establish and revise rules and regulations relating to the Plan, and to make any other determinations that it believes necessary or advisable for the administration of the Plan. Decisions and determinations by the Committee shall be final and binding upon all parties.

IV. Eligibility and Participation

        Awards may be granted to such employees of the Company as the Committee may from time to time select. In determining the individuals to whom Awards are to be granted and the number of such Awards, the Committee shall take into consideration the individual's present and potential contribution to the growth and success of the Company and such other factors as the Committee may deem proper and relevant. The Committee may request recommendations for individual Awards from the Chairman. The Committee may delegate to the Chairman the authority to make Awards to any employees of the Company who are not executive officers subject to Section 16 of the Exchange Act, subject to a fixed maximum Award amount for such a group and a fixed maximum Award amount for any one Participant, as determined by the Committee. Determinations as to Awards made to executive officers who are subject to Section 16 of the Exchange Act shall be made solely by the Committee. For purposes of participation in the Plan, the term "Company" includes the Company and its Affiliates.

V. Shares Available for Awards

        A.    Amount of Stock

        Subject to adjustment as provided in Section C. of this Article V., the aggregate number of shares of the Company's Common Stock with respect to which Awards may be granted is 13,000,000 shares, less the total number of shares related to i) options and stock appreciation rights (including replacement awards) which have been granted under the Company's 1997 Stock Option Plan on or before the Effective Date (as defined in Article XI.) and which have been forfeited, and ii) replacement awards granted under the 1997 Stock Option Plan after the Effective Date. Any shares which relate to awards under the 1997 Stock Option Plan which after the Effective Date terminate by expiration, forfeiture, cancellation or otherwise without the delivery of shares, or are settled in cash in lieu of the Company's Common Stock, will no longer be available for distribution under the 1997 Stock Option Plan, but will be available for distribution under the Plan. Shares of Common Stock delivered by the Company pursuant to the Plan may be either authorized but unissued Common Stock or previously issued shares of Common Stock reacquired by the Company, including shares purchased by the Company in the open market and held as treasury shares, or both. Awards may be made under the Plan in any combination of Incentive Stock Options, Non-Statutory Stock Options, Stock Appreciation Rights, or any other awards established by the Committee which are consistent with the purposes of the Plan.

        For purposes of this Section A., shares of the Company's Common Stock that relate to (i) a Stock Appreciation Right which is exercised, or (ii) any Award which terminates by expiration, forfeiture, cancellation or otherwise without the delivery of shares, or is settled in cash in lieu of the Company's Common Stock, shall thereafter again be available for grant pursuant to the Plan.

        B.    Individual Limitations

        Subject to adjustment as provided in Section C. of this Article V., no individual may be granted, during any one calendar year of the Plan, Awards, other than replacement awards, that relate in total to more than 400,000 shares of the Company's Common Stock.

        C.    Dilution and Other Adjustments

        In the event of any change in corporate capitalization (including, but not limited to, a change in the number of shares of Common Stock outstanding), such as a stock split or a corporate transaction, such as a merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Committee shall cause there to be made such adjustments as it determines, in its sole discretion, to be necessary or appropriate, to the number and kind of shares that may be issued under the Plan, or to any individual under the Plan, and to the number and kind of shares or other property subject to and the exercise price (if applicable) of any then outstanding Awards, and such adjustments shall be conclusive and binding for all purposes of the Plan. If deemed necessary or appropriate by the Committee, provision may be made for the payment to a Participant who has an outstanding Option or other Award of a cash amount in cancellation of such Award equal to its then-value, as determined by the Committee; provided, that if such event takes place in connection with a Change in Control such value shall be based on the value received by holders of the outstanding Common Stock in connection with the Change in Control. Notwithstanding the foregoing, the number of shares subject to any Award shall always be a whole number.

VI. Terms and Conditions of Options

        A.    Grant of Options

        Subject to the provisions of the Plan, the Committee shall have sole authority to determine the employees to whom Options shall be granted, the time or times when Options shall be granted, the number of shares to be covered by each Option, the terms of each Option, the Option Price (as defined in Section B. of this Article VI.) therefore, and the conditions and limitations applicable to the exercise of each Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Statutory Stock Options, or to grant both types of Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422.

        B.    Option Price

        The Committee shall, in its sole discretion, establish the exercise price per share of the Company's Common Stock covered by an Option ("Option Price") at the time each Option is granted, which exercise price shall not be less than 100% of the Fair Market Value of the Company's Common Stock determined on the date of grant.

        C.    Exercise of Options and Grant of Replacement Options

        Each Option shall be exercisable at such time or times, upon such events, and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award

Agreement; provided, however, that in no event may any Option granted hereunder be exercisable after the expiration of ten years from the date of such grant. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any conditions relating to the application of federal or state securities laws, as it may deem necessary or advisable.

        Unless otherwise provided by the Committee, Options shall be exercised by the delivery of a written notice from the Participant to the Secretary of the Company in the form prescribed by the Committee which sets forth the number of shares with respect to which the Option is exercised and which is accompanied by full payment for the shares. Unless otherwise provided by the Committee, no shares shall be delivered pursuant to any exercise of an Option until payment in full of the Option Price therefore is received by the Company. Such payment may be made in cash, or its equivalent, or, if and to the extent permitted by the Committee, by tendering (either actually or by attestation) shares of the Company's Common Stock owned by the holder of the Option (which are not subject to any pledge or other security interest), or by combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Common Stock so tendered to the Company, valued as of the date of such tender, is at least equal to the Option Price times the number of shares with respect to which the Option is being exercised. In addition, at the request of the Participant, and subject to applicable laws and regulations, the Company may (but shall not be required to) cooperate in a "Cashless Exercise" of the Option. As soon as practicable after receipt of the written notice and payment, the Company shall deliver to the Participant stock certificates based upon the number of shares with respect to which the Option is exercised and which are issued in the Participant's name. A Participant shall have the rights of a stockholder only with respect to shares for which such stock certificates have been issued to such Participant.

        Unless otherwise provided by the Committee, to the extent that all or any portion of the Option Price, or taxes incurred in connection with the exercise of an Option, are paid by delivery of the common shares of the Company (or, in the case of the payment of taxes, by the withholding of shares) then, concurrently with such delivery or withholding, the Participant shall be granted, as additional Awards, replacement Options, subject to the other provisions of the Plan. The replacement Options, to the extent permissible, shall cover the number of common shares surrendered to pay the Option Price plus the number of shares surrendered or withheld to satisfy the Participant's tax liability, shall have an exercise price equal to 100% of the Fair Market Value of such common shares determined on the date such replacement Option is granted, shall first be exercisable no earlier than six months from the date of the grant of the replacement Option, shall have an expiration date equal to the expiration date of the original Option and shall contain such other terms and conditions as determined by the Committee. A replacement Option shall be granted in connection with the exercise of an Option which is itself a replacement Option.

        The Committee, in its sole discretion, may, in lieu of delivering shares covered by an exercised Option, settle the exercise of the Option by means of a cash payment to the Participant equal to the difference between the Fair Market Value of the Company's Common Stock determined on the exercise date and the Option Price. At the same time, the Committee shall return to the Participant the Participant's payment, if any, for the shares covered by the Option.

        With the consent of the Committee, and subject to compliance with applicable laws and regulations, the Company, in its sole discretion, may lend money to a Participant, guarantee a loan to a

Participant or otherwise assist a Participant to obtain the cash necessary to exercise all or any portion of an Option granted under the Plan, including the payment by a Participant of any or all applicable taxes due in connection with the exercise of an Option granted under the Plan.

VII. Stock Appreciation Rights

        The Committee may, with sole and complete authority, grant Stock Appreciation Rights which are in tandem with an Option or which are freestanding and unrelated to an Option. A Stock Appreciation Right granted in tandem with an Option shall be granted at the same time as the Option is granted. Stock Appreciation Rights shall be exercisable, in whole or in part, at such time or times, and subject to such other terms and conditions, as shall be prescribed by the Committee, provided that Stock Appreciation Rights shall not be exercisable after the expiration of ten years from the date of grant.

        Stock Appreciation Rights granted in tandem with Options shall entitle a Participant to receive from the Company, upon exercise of the right, an amount equal to the excess of the Fair Market Value of a share of the Company's Common Stock, determined on the date of the exercise of the right, over the exercise price of the related Option. A freestanding Stock Appreciation Right shall entitle a Participant to receive from the Company, upon exercise of the right, an amount equal to the excess of the Fair Market Value of a share of the Company's Common Stock, determined on the date of the exercise of the right, over the Fair Market Value of a share of the Company's Common Stock, determined on the date of the grant of the Stock Appreciation Right.

        The exercise of a Stock Appreciation Right granted in tandem with an Option shall result in a corresponding cancellation of the related Option to the extent of the number of shares of the Company's Common Stock as to which the Stock Appreciation Right is exercised. In such case, the number of shares subject to such exercised Stock Appreciation Right and related cancelled Option shall become available for grant under Article V. Section A. hereof. The exercise of an Option associated with a tandem Stock Appreciation Right shall result in a cancellation of the related Stock Appreciation Right to the extent of the number of shares of the Company's Common Stock as to which the Option is exercised. Notwithstanding such cancellation, the number of shares subject to any such exercised Option and related Stock Appreciation Right shall not become available for grant under Article V. Section A. hereof.

VIII. Amendments and Termination

        The Committee may, in its sole discretion, at any time terminate the Plan and from time to time modify or amend the Plan, or any part hereof, for any reason; provided, however: (i) the Plan shall not be amended or modified without shareholder approval if and to the extent shareholder approval is required under the applicable regulations under Section 162(m) or Section 422; (ii) the Plan shall not be amended or modified without shareholder approval so as to increase the number of shares which may be issued under the Plan or to amend the provisions of Article X. Section D. hereof; and (iii) the termination, modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect any rights under any Award previously granted to such Participant. No Awards shall be granted pursuant to this Plan after May 18, 2010.

IX. Withholding Taxes

  A.
  Whenever the Company is to issue or transfer shares of Common Stock under the plan, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificates for such shares.
  B.
  Whenever payments under the Plan are to be made in cash, such payments shall be net of an amount sufficient to satisfy any federal, state and local withholding tax requirements.
  C.
  The Committee, in its sole discretion, may provide that a Participant may satisfy, totally or in part, the Participant's obligations pursuant to Section A. hereof by electing to have shares withheld, to redeliver shares acquired under an Award, or to deliver previously owned shares having a Fair Market Value equal to the amount required to be withheld, provided that the election is made in writing on or prior to the date of exercise of the Option. The Fair Market Value of any shares of Common Stock to be withheld or delivered shall be determined as of the date that the taxes are required to be withheld.

X. Miscellaneous Provisions

  A.
  Each Award hereunder shall be evidenced in writing by an Award Agreement. The Committee shall provide in the Award Agreement the terms and conditions applicable to an award in the event of the Participant's termination of employment by reason of retirement, death, disability or any other reason and the effect thereon, if any, of a change in control (as determined by the Committee) of the Company.
  B.
  Nothing in the Plan or in any Award Agreement entered into pursuant to the Plan shall confer upon any Participant the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of such Participant.
  C.
  No award shall be assignable or transferable otherwise than by will or the laws of descent and distribution, except that the Committee may provide in an Award Agreement for the transferability of an Award:
  (a)
  by gift to (i) a spouse or other family member, or (ii) a trust or an estate in which the original Participant or the Participant's spouse or other family member has a substantial interest; and
  (b)
  pursuant to a domestic relations order as defined in Section 414 of the Code, or any successor provision;

  provided, however, that any Award so transferred shall continue to be subject to all terms and conditions contained in the Award Agreement. If so permitted by the Committee, a Participant may designate a beneficiary or beneficiaries to exercise the rights of the Participant under the Plan upon the death of the Participant.

  No right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant.

  D.
  Except for adjustments as provided in Section C. of Article V. hereof, the Option Price for any outstanding Option granted hereunder may not be decreased after its date of grant, nor may an outstanding Option granted under the Plan be surrendered to the Company as consideration for the grant of a new Option with a lower Option Price.
  E.
  The Plan shall be submitted to the common stockholders of the Company for approval. Options may not be granted, and Shares may not be delivered, under the Plan unless and until such time as such approval and authorization has been received. The common stockholders of the Company shall be deemed to have approved the Plan only if it is approved at a meeting of the common stockholders duly held by vote taken in the manner required by law.
  F.
  Notwithstanding anything to the contrary contained in the Plan or any Award Agreement, the Company shall not be required to issue shares of Common Stock until applicable legal, listing, registration and regulatory requirements or approvals relating to the issuance have been satisfied or obtained.
  G.
  The Plan and all Award Agreements entered into pursuant to Award grants shall be governed by the laws of the State of New York, other than its conflicts of laws provisions. In the event of an inconsistency between any term of the Plan and any term of any Award Agreement, the terms of the Plan shall govern.
  H.
  It is the intent of the Company that this Plan comply in all respects with Rule 16b-3 in connection with any Award granted to a person who is subject to Section 16 of the Exchange Act. Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such person, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements with respect to such person.

XI. Effective Date

        Subject to the approval of the common stockholders, the Plan shall be effective as of May 19, 2000 ("Effective Date").

XII. Change in Control

        In order to preserve a Participant's rights under an Award in the event of a change in control (as determined by the Committee) of the Company, the Committee in its discretion may, at the time an Award is made or any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise of the Award, (ii) provide for the purchase of the Award upon the Participant's request for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable, (iii) adjust the terms of the Award in a manner determined by the Committee to reflect the change in control, or (iv) make such other provision as the Committee may consider equitable and in the best interests of the Company.

ENERGY EAST CORPORATION

Instructions for Voting Your Proxy

Shareholders of record have three ways to vote their proxies:

•  By Telephone (using a touch-tone telephone)    •  Through the Internet (using a browser)    •  By Mail (traditional method)

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.

TELEPHONE VOTING This method of voting is available for resident of the U.S. and Canada.

  •
  On a touch-tone telephone, call TOLL FREE 1-888-216-1286, 24 hours a day, 7 days a week.

  •
  You will be asked to enter the CONTROL NUMBER shown below followed by the pound sign (#).

  •
  Have your proxy card ready, then follow the prerecorded instructions.

  •
  Your vote will be confirmed and cast as you directed.

INTERNET VOTING

  •
  Visit our Internet voting Website at https://www.proxyvotenow.com/eec

  •
  Enter the CONTROL NUMBER shown below and follow the instructions on your screen.

  •
  You will incur only your usual Internet charges.

VOTING BY MAIL

  •
  Simply mark, sign and date your proxy card and return it in the postage-paid envelope.

  You may vote by Telephone or Internet anytime until 5:00 p.m. Eastern Daylight Time, on June 12, 2003.

  Do not return your Proxy Card if you are voting by Telephone or Internet.

  Your Control Number is:

TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND RETURN IN ENVELOPE PROVIDED

................................................................................................................................................................................................

☒	Please mark votes as in this example
The Board of Directors Recommends a Vote "FOR" Proposals 1 and 2.					The Board of Directors Recommends a Vote "AGAINST" Proposal 3.
1.	Election of Directors, as provided in the Company's Proxy Statement. Instructions: TO WITHHOLD AUTHORITY to vote for any individual nominee, print that nominee's name on the line provided below.) 01-J.J. Catiglia, 02—L.B. DeFleur, 03-G.J. Howard, 04—W.G. Rich, 05-W.W. von Schack		FOR ALL Nominees listed ☐	WITHHOLD AUTHORITY to vote for all Nominees listed ☐	3.	The Stockholder Proposal as provided in the Company's Proxy Statement.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	Approval of additional common stock for awards in conjunction with the 2000 Stock Option Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐	The undersigned hereby revokes any other proxy to vote at such Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitations hereof, said proxies are authorized to vote in accordance with their best judgement.
					DATE: , 2003

					(SIGNATURE/S)

					NOTE: This proxy should be marked, dated and signed by the stockholder(s) exactly as his name appears hereon, and returned promptly in the enclosed envelope. Persons signing as a fiduciary should so indicate. If shares are held by joint tenants or as community property, both must sign.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND RETURN IN ENVELOPE PROVIDED

................................................................................................................................................................................................

This proxy card is solicited on behalf of the Board of Directors of

ENERGY EAST CORPORATION

Annual Meeting of Stockholders

PROXY

The undersigned appoints K.M. Jasinski, R.D. Kump, R.E. Rude, or any one or more of them, with power of substitution, proxies of the undersigned, to vote, as specified below, and in their discretion with respect to any other business properly brought before the meeting, all shares of stock of Energy East Corporation which the undersigned is entitled to vote at the Annual Meeting of STockholders of said Corporation to be held on June 13, 2003, and at any adjournment thereof.

This proxy, when properly executed, will be voted as directed, or if no contrary direction is indicated, will be voted FOR all the nominees, FOR the share issuance, AGAINST the stockholder proposal and as said proxies shall deem advisable on such other business as may come before the meeting

(Continued and to be signed on the reverse side.)

QuickLinks

ENERGY EAST CORPORATION Albany, New York
PROXY STATEMENT Annual Meeting of Stockholders To be held June 13, 2003
PROPOSAL 1: ELECTION OF DIRECTORS (Item 1 on proxy card)
Comparison of Five-Year Cumulative Return Energy East Corporation, S&P Utilities, and S&P 500
Summary Compensation Table
Option/SAR Grants in Last Fiscal Year (2002)
Aggregated Option/SAR Exercises in Last Fiscal Year (2002) and Fiscal Year-End Option/SAR Values
Audit Committee
Compensation and Management Succession Committee
PROPOSAL 2: AMENDMENT OF 2000 STOCK OPTION PLAN (Item 2 on Proxy Card)
PROPOSAL 3: STOCKHOLDER PROPOSAL (Item 3 on Proxy Card)
Your Board of Directors recommends a vote against adoption of the Stockholder Proposal for the following reasons
We do not have a "poison pill" and we do not intend to adopt one.
YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THIS STOCKHOLDER PROPOSAL.
APPENDIX A ENERGY EAST CORPORATION AUDIT COMMITTEE CHARTER
APPENDIX B ENERGY EAST CORPORATION 2000 STOCK OPTION PLAN
ENERGY EAST CORPORATION
This proxy card is solicited on behalf of the Board of Directors of ENERGY EAST CORPORATION Annual Meeting of Stockholders